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                                                                   Exhibit 10.14

                                                                            2/94

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                           STANDARD FORM OF LOFT LEASE
                    The Real Estate Board of New York, Inc.
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Agreement of Lease, made as of this 2nd day of November 1999, between 406
REALTY LLC, HAVING AN ADDRESS AT c/o THE EXPANSION GROUP, INC., 250 WEST 57TH STREET, NEW YORK, NEW YORK 10107 (ROOM 1401), party of the first part, hereinafter referred to as OWNER, and HOTJOBS.COM, Ltd., HAVING AN ADDRESS AT 406 West 31st Street, New York, New York 10001, party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner THE
            RENTABLE 8th AND 9th FLOORS (THE "PREMISES")

in the building known as 406 WEST 31st STREET in the Borough of MANHATTAN, City of New York, for the term of TEN (10) YEARS AND THREE (3) MONTHS (or until such term shall sooner cease and expire as hereinafter provided) to commence on the COMMENCEMENT DATE AS DEFINED IN ARTICLE 42 OF THE RIDER ANNEXED HERETO, and to end on the 31st day of DECEMBER, TWO THOUSAND NINE and both dates inclusive, at an annual rental rate SET FORTH IN ARTICLE 43 OF THE RIDER which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except as set forth in the Lease, and except that Tenant shall pay the first ___ monthly installment(s) on the execution hereof (unless this lease be a renewal).

      The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:       1.    Tenant shall pay the rent as above and as hereinafter
                  provided.

Occupancy:  2.    Tenant shall use and occupy demised premises for GENERAL
                  OFFICE USE, INCLUDING, WITHOUT LIMITATION, INTERNET
                  RECRUITING, provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Tenant is required to maintain hereunder. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by payment or filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Landlord shall be obligated to notify Tenant of its election regarding the removal of Tenant's fixtures, paneling, partitions, etc., simultaneously with Landlord's approval of Tenant's plans for Tenant's Initial Installations, provided that Tenant notify Landlord in writing, simultaneously with the submission of the plans to Landlord, that Landlord must make such election. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, as hereinabove provided, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the premises by Owner, at Tenant's expense.


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Repairs:

4. Owner shall maintain and repair the exterior of and the public portions of the building, including all structural portions of the Building and all Building-wide systems up to the perimeter of the Premises, including the sprinkler system. Tenant agrees that Landlord's failure to repair or maintain a structural portion of the Building that does not substantially and adversely disrupt the operation of Tenant's business at the Premises shall not give rise to any offset or abatement against its obligation to pay rent, right of self help or damage claim against Landlord. In the event Landlord's failure to repair or maintain the structural portion of the Building does materially and adversely disrupt the operation of Tenant's business at the Premises, and Landlord does not commence and diligently proceed with the repair or maintenance work, Tenant's sole remedy shall be an abatement against its obligation to pay Fixed Rental for such period of disruption. Tenant shall, throughout the term of this lease, take good care of the demised premises including the bathrooms and lavatory facilities (if the demised premises encompass the entire floor of the building) and the windows and window frames and, the fixtures and appurtenances therein and at Tenant's sole cost and expense promptly make all repairs thereto and to the building, whether structural or non-structural in nature, caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's servants, employees, invitees, or licensees, and whether or not arising from such Tenant conduct or omission, when required by other provisions of this lease, including Article 6. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees or licensees as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of any action for damages for breach of contract. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of fire or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to Tenant's particular use (as opposed to general office use) of, the demised premise, or, with respect to the building, if arising out of Tenant's particular use (as opposed to general office use) or manner of use of the demised premises of the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or

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permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to reasonably prescribe the weight and position of all safes, business machines and mechanical equipment. Such installation shall be placed and maintained by Tenant, at Tenant's expense, in setting sufficient, in Owner's reasonable judgement, to absorb and prevent vibration, noise and annoyance.

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may reasonably request.

Tenant's Liability Insurance Property Loss, Damage, Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence or willful misconduct of Owner, its agent, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner as soon as Tenant is aware of same and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. If there is a fire or other casualty which causes damage or destruction to the Building, in whole or in part, whereby Tenant is unable to occupy or gain access to more than eighty percent (80%) of the Premises, Tenant may, in writing delivered to Landlord within thirty (30) days after the date Landlord notifies Tenant of Landlord's estimated timeframe within which restoration would be substantially complete, terminate the Lease as of the date of the damage or destruction, provided that in Landlord's estimate, the repair, replacement, restoration or renewal would likely require more than one hundred eighty (180) days from Landlord's receipt of the insurance proceeds to substantially complete. If the Landlord has commenced restoration of the Premises and the restoration work to the Premises is not substantially complete within said one hundred eighty (180) days, after the Landlord's receipt of insurance proceeds, then Tenant may serve a written notice upon Landlord terminating this Lease as of a date not less than forty-five (45) days after the delivery to Landlord of the notice. If the restoration work is substantially complete within said forty-five (45) day period (or longer period set forth in the notice), then the termination of the Lease shall be void and of no force or effect. If the restoration work is not substantially complete by the date set forth in the notice, then this Lease shall terminate as of the date set forth in the notice. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within ninety (90) days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustments of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (c) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant beyond applicable notice and grace periods, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collections shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto.

Access to Premises:

13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times upon not less than 12 hours advance notice to a person at the Premises (except as set forth in Article 42 above) to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform in the premises after Tenant's failure to make repairs of perform any work which Tenant is obligated to perform under this lease, after notice and grace periods, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours upon reasonable advance notice for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants


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However, at any time during the term of this Lease, Landlord shall not have access to any "secure" areas of the Premises without a representative of Tenant being present except in the event of an emergency or when required by law. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or in any manner permitted by law and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. After the later of February 1, 2000 or the date Tenant occupies the Premises for the operation of its business, Landlord agrees that during the course of any alterations Landlord shall use reasonable efforts to minimize interference with the operations of Tenant's business, provided, however, that Landlord shall not be obligated to use overtime labor or incur additional costs in connection with such efforts.

Vault, Vault Space, Area:

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. [deleted] If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for and shall procure and maintain such license or permit.

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this
Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

            (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, not withstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; "or if this lease be rejected under section 235 of Title 11 of the U.S. Code (bankruptcy code);" or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder then in any one or more of such events, upon Owner serving a written twenty (20) days notice upon Tenant specifying the nature of said default and upon the expiration of said twenty
(20) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said twenty (20) day period, and if Tenant shall not have diligently commenced during such default within such twenty (20) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five
(5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

            (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserve herein or any item of additional rent herein mentioned or any part of either after three (3) days written notice of such default (Tenant hereby agreeing that any statutory notice or demand providing for at lease three days notice of default shall be deemed sufficient notice hereunder), or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises in any manner permitted by law, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such termination for default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. Landlord shall, however, agree to list the Premises for rent with a broker after this Lease has been terminated and all of Tenant's judicial or statutory remedies or right to reinstate this Lease have been specifically waived in writing or lapsed as a matter of law. In computing such liquidated damages there shall be added to the said deficiency such reasonable expenses as Owner may reasonably incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceedings. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligations of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney's fees, in instituting, prosecuting or defending any action or proceedings, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such reasonable sums so paid or obligations incurred with all court costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management:

20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known, provided, however, that Tenant shall have access to the Premises and there shall be no reduction in the square footage of the Premises, other than a de minimus amount unless required by applicable laws, codes, rules and regulations, or in order to obtain the amended or new certificate of occupancy for the Building. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenant making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner my reason of Owner's imposition of any controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants. After the later of February 1, 2000 or the date Tenant occupies the Premises for the operation of its business, Landlord agrees that during the course of any alterations Landlord shall use reasonable efforts to minimize interference with the operations of Tenant's business, provided, however, that Landlord shall not be obligated to use overtime labor or incur additional costs in connection with such efforts.

No Representations by Owner:

21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and tear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent and other charges set forth in page one of this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property law.

No Waiver:

25. The failure of Owner or Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of the original violation. The receipt by Owner or payment by Tenant of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by such party unless such waiver be in writing signed by such party. No payment by Tenant on receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to Owner by the payor of such rent or as a consent by Owner to any assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform:

27. This Lease and the obligation of Tenant to pay rent hereunder and the obligation of Owner or Tenant to perform all of the covenants and agreements hereunder on part of either party to be performed shall in no wise be affected, impaired or excused because such party is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures or other materials if such party is prevented or delayed from doing so by reason of strike or labor troubles or any cause whatsoever beyond such party's sole control including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reasons of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

Water Charges:

29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory or kitchenette purposes (of which fact Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Owner shall pay for the cost of the meter and the cost of the installation, thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default, beyond notice and grace periods, of which Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent. In the event Landlord installs a water meter and Landlord charges Tenant for water consumed, Tenant shall not be obligated to pay the monthly water and sewer charge set forth in Article 48 below. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Owner may pay such charges and collect the same from Tenant, as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system.

Sprinklers:

30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official office federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment within the Premises be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment within the Premises become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of $300, on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service. Landlord represents that there is a sprinkler system installed within the Premises and that it is in working order.

Elevators, Heat, Cleaning:

31. Owner shall: (c) furnish STEAM TO THE RADIATORS LOCATED WITHIN THE PREMISES, water and other services supplied by Owner to the demised premises, when and as required by law, on business days from 8 a.m. t 6 p.m. and on Saturdays from 8 a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant's expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ the person or persons, or corporation approved by Owner, not to be unreasonably withheld or delayed. Tenant shall pay to Owner the cost of removal of any of Tenant's refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as, additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the reasonable judgment of Owner, are necessary for the proper operation of the building and uniformly enforced against all tenants in the Building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the reasonable judgment of Owner desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

Security:

32. Tenant has deposited with Owner the sum of $1,800,000.00 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults, beyond the expiration of applicable notice and grace periods in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default, in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions:

33. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:

34. The term "Owner" as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed or conditioned.

Adjacent Excavation-Shoring:

35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt and make known to Tenant in writing. Notice of any additional rules or regulations shall be given in writing to Tenant. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. The Rules and Regulations shall be uniformly applied to all tenants. If there is any inconsistency between the Lease and the Rules and Regulations, the terms in the Lease shall prevail.

Glass:

Estoppel Certificate:

38. Tenant, at any time, and from time to time, upon at least twenty (20) days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default. Upon at least twenty (20) days' prior notice from Tenant, Owner shall deliver to Tenant a statement as to the last date through which rent has been paid and whether Landlord has served any notices of default that have not been cured and whether the Lease has been modified.

Directory Board Listing:

39. Owner shall place upon the directory board in the lobby of the building Tenant's name and, one or more names of persons other than Tenant. Such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such person or persons.

Successors and Assigns:

40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building and in the rents, issues and profits thereof for the satisfaction of Tenant's remedies for the collection of a judgement (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.


In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.


                            406 REALTY LLC                    [CORP. SEAL]
Witness for Owner:          -------------------------------

/s/ Elliot Small            By: /s/ Johny Melohn              [L.S]
------------------------    -------------------------------
                            Name: Johny Melohn
                            Title: Member

Witness for Tenant          HOTJOBS.COM, LTD.                  [CORP. SEAL]
                            -------------------------------

/s/ Joseph A. Manzi         By: /s/ Richard S. Johnson         [L.S]
------------------------    -------------------------------
                            Name: Richard S. Johnson
                            Title: President, CEO, Chairman

                                ACKNOWLEDGEMENTS

CORPORATE TENANT
STATE OF NEW YORK,       ss.:
County of


      On this          day of          , 19    , before me personally came
to me known, who being by me duly sworn, did depose and say that he resides in that he is
the                                           of                           the
corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                ------------------------------------------------

INDIVIDUAL TENANT
STATE OF NEW YORK,       ss.:
County of

      On this          day of          , 19    , before me personally came
to be known and known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that he executed the same.

                                ------------------------------------------------

           [CLIPART OMITTED] IMPORTANT - PLEASE READ [CLIPART OMITTED]

                      RULES AND REGULATIONS ATTACHED TO AND
                               MADE A PART OF THIS
                      LEASE IN ACCORDANCE WITH ARTICLE 36.

      1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

      2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

      3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors of halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

      4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

      5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premises if the same as visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall the inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner. Tenant has the right to put signs of its choosing within the Premises, as long as they are not visible from the windows or from outside of the Premises.

      6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct.

      7. No additional locks or bolts of any kind shall be placed upon any of the doors by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

      8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner reasonably approved by Owner. Owner reserves the right to exclude from the building all freight which violates any of these Rules and Regulations of the lease of which these Rules and Regulations are a part.

      9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

      12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, or explosive, or hazardous fluid, material, chemical or substance, other that those normally found in business offices, or cause or permit any odors or cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

      13. Tenant shall not use the demised premises in a manner which disturbs or interferes with other Tenants in the beneficial use of their premises.

Address
Premises
================================================================================


                                       TO


================================================================================

                                STANDARD FORM OF

                               [SEAL] LOFT [SEAL]
                                      LEASE

                    The Real Estate Board of New York, Inc.

                    (c) Copyright 1994. All rights Reserved.
                  Reproduction in whole or in part prohibited.

================================================================================

Dated                                     19

Rent Per Year

Rent Per Month

Term
From
To

Drawn by
        ------------------------------------------------------------------------
Checked by
          ----------------------------------------------------------------------
Entered by
          ----------------------------------------------------------------------
Approved by
           ---------------------------------------------------------------------

================================================================================

                                TABLE OF CONTENTS

41.  RIDER PROVISIONS PREVAIL .................................................1

42.  COMMENCEMENT OF TERM .....................................................1

43.  FIXED RENTAL, ADDITIONAL RENTAL, AND FUEL ESCALATION .....................1

44.  FUEL ESCALATION ..........................................................3

45.  AS IS CONDITION; LANDLORD'S WORK .........................................3

46.  TENANT'S INITIAL INSTALLATIONS ...........................................5

47.  ESCALATIONS FOR INCREASE IN REAL ESTATE TAXES ............................6

48.  WATER AND SEWER CHARGES ..................................................7

49.  ALL ADDITIONAL RENTAL PAYMENTS ...........................................7

50.  ASSIGNMENT AND SUBLETTING ................................................7

51.  LIMITATION OF LIABILITY .................................................11

52.  INDEMNIFICATION .........................................................11

53.  INSURANCE ...............................................................13

54.  ELECTRIC CURRENT ........................................................14

55.  BROKER ..................................................................16

56.  BINDING EFFECT ..........................................................16

57.  LATE FEE ................................................................16

58.  SECURITY ................................................................16

59.  HOLDOVER ................................................................18

60.  APPLICABLE LAW ..........................................................18

61.  HAZARDOUS MATERIALS .....................................................18

62.  NOTICES .................................................................19

63.  ADDENDUM TO ARTICLE 16- BANKRUPTCY ......................................19

64.  RENT CONTROL ............................................................19

65.  REPAIRS .................................................................20

66.  LANDLORD'S SERVICES .....................................................21

67.  TENANT'S ALTERATIONS ....................................................22

68.  SUBORDINATION AND ATTORNMENT ............................................24

69.  MISCELLANEOUS ...........................................................26

70.  LEASE NOT BINDING UNLESS EXECUTED .......................................28

71.  SUBMISSION TO JURISDICTION ..............................................29

72.  QUALIFICATIONS AS TO USE ................................................29

73.  PARTNERSHIP TENANT ......................................................29

74.  CERTIFICATE OF OCCUPANCY AND COMPLIANCE WITH LAWS .......................30

75.  ACCESS TO PREMISES ......................................................31

76.  USE OF PREMISES .........................................................31

77.  SECURITY GUARD, EXCLUSION OF PERSONS FROM PREMISES, AND
     DELIVERY SYSTEMS ........................................................31

78.  ADDENDUM TO RULES AND REGULATIONS .......................................32

79.  SCAFFOLDING .............................................................32

80.  FIRE ALARM AND SPRINKLER SVSTEMS ........................................32

81.  AIR CONDITIONING ........................................................33

82.  NOISE AND NOXIOUS ODORS .................................................33

83.  BUILDING DIRECTORY ......................................................34

84.  ELECTRICAL SERVICE ......................................................34

85.  RIGHT TO INSTALL ANTENNA AND OTHER EQUIPMENT ON ROOF ....................34

86.  TELECOMMUNICATIONS ......................................................35

                                      RIDER
                 ANNEXED TO LEASE DATED AS OF NOVEMBER 2, 1999
                                     BETWEEN
                           406 REALTY LLC, AS LANDLORD
                                       AND
                             HOTJOBS.COM, LTD., AS TENANT

41. RIDER PROVISIONS PREVAIL

      If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this Lease, or of the Rules and Regulations attached to this Lease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail.

42. COMMENCEMENT OF TERM

      The commencement date of the term of this Lease ("Commencement Date") shall be the date Landlord delivers to Tenant or Tenant's attorney a fully-executed copy of this Lease, together with access to the Premises. Subject to the provisions of Article 13 above, as modified by the Numbered Insertions, Tenant shall give Landlord access to the Premises during the construction of Landlord's Work, between the hours of 8:00 a.m. and 6:00 p.m. on Mondays through Fridays without notice and on at least twelve (12) hours advance notice to any person in the Premises, at any other time, and to show the Premises to prospective tenants of other space in the Building on Mondays through Fridays, between the hours of 8:00 a.m. and 6:00 p.m.

43. FIXED RENTAL, ADDITIONAL RENTAL, AND FUEL ESCALATION

      43.1 Tenant covenants to pay Landlord, at The Expansion Group Inc., 250 West 57th Street, New York, New York 10107, Room 1401, or at such other address as Landlord shall designate in the future:

            43.1.1 A fixed rental ("Fixed Rental") at an annual rate of:

                  (i)   $1,239,000.00 per year ($103,250.00 per month) for each
                        lease year commencing on the Commencement Date (defined in Article 42 above) and continuing thereafter to and including December 31, 2000;

                  (ii)  $1,276,170.00 per year ($106,347.50 per month) for each lease year commencing January 1, 2001, and continuing thereafter to and including December 31, 2001;

                  (iii) $1,314,455.10 per year ($109,537.93 per month) for each lease year commencing January 1, 2002, and continuing thereafter to and including December 31, 2002;

                  (iv)  $1,353,888.75 per year ($112,824.06 per month) for each lease year commencing January 1, 2003, and continuing thereafter to and including December 31, 2003;

                  (v)   $1,394,505.42 per year ($116,208.78 per month) for each
                        lease year commencing January 1, 2004, and continuing thereafter to and including December 31, 2004;


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                  (vi)  $1,443,313.11 per year ($120,276.09 per month) for each lease year commencing January 1, 2005, and continuing thereafter to and including December 31, 2005;

                  (vii) $1,493,829.07 per year ($124,485.76 per month) for each lease year commencing January 1, 2006, and continuing thereafter to and including December 31, 2006;

                 (viii) $1,546,113.08 per year ($128,842.76 per month) for each lease year commencing January 1, 2007, and continuing thereafter to and including December 31, 2007;

                  (ix)  $1,600,227.04 per year ($133,352.25 per month) for each lease year commencing January 1, 2008, and continuing thereafter to and including December 31, 2008; and

                  (x)   $1,656,234.98 per year ($138,019.58 per month) for each
                        lease year commencing January 1, 2009, and continuing thereafter to and including December 31, 2009 (the "Termination Date").

                  Fixed Rental shall be payable by Tenant by check drawn on a bank which is a member of the New York City Clearing House Association having an office in the City of New York, in lawful money of the United States, in equal monthly installments in advance at the office of Landlord without previous demand therefor and without any setoff or deduction whatsoever, except as specifically set forth in the Lease, on the first day of each and every calendar month throughout the term of this Lease, except that the first monthly installment of Fixed Rental due hereunder shall be paid on the execution of this Lease. Provided that Landlord countersigns and delivers a fully-executed copy of this Lease, Landlord may deposit the first monthly payment of rent. So long as Tenant is not in default hereunder at the time that the Fixed Rental becomes due and payable, the payment made on this date shall be applied to the first installment of Fixed Rental due, after application of the Initial Rent Credit (defined below); otherwise, the same shall be applied to the damages, if any, to which Landlord is entitled upon Tenant's breach of this Lease. If the payment made on this date is uncollectible, the Lease shall, at Landlord's option, be of no force and effect, ab initio, whether or not Tenant shall have entered into possession of the Premises. If the Commencement Date (as defined in Article 42 above) occurs on a day other than the first day of a calendar month, the Fixed Rental due after the application of the Initial Rent Credit shall be prorated, and the balance of the first month's Fixed Rental theretofore paid shall be credited against the next monthly installment of Fixed Rental.

                  Tenant's obligation to pay for the cost of electricity and any other Additional Rental for the Premises set forth in this Lease shall commence on the Commencement Date.

            43.1.2 Additional rental ("Additional Rental"), consisting of all such moneys other than Fixed Rental as shall be due and payable under this Lease by Tenant. Landlord shall have all of the rights and remedies with regard thereto as are herein provided for Tenant's failure to pay Fixed Rental.

      43.2 Provided that Tenant is not then in default beyond applicable grace and notice periods of its obligations under this Lease, Tenant shall be entitled to a one-time, non-recurring credit against the obligation to pay Fixed Rental, in the aggregate amount of $1,548,750 (the "Credit") to be applied as follows:
(i) $309,750.00 (the "Initial Credit") to be applied against the Fixed Rental due commencing on the Commencement Date and continuing thereafter through the end of the third (3rd) month of the lease term. If the Commencement Date is a date other than the first day of a month, then this portion of the Credit shall be prorated, and the balance shall be applied against the Fixed Rental due for the fourth (4th) month of the lease term, and (ii) $34,416.66 against the Fixed Rental due for the fourth (4th) month through the thirty-ninth (39th) month of the lease term. Notwithstanding the foregoing, the Credit shall not be applied against any Additional Rental, electricity charges, or other like sums from time to time payable by Tenant pursuant to this Lease,


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

which amounts shall be paid without abatement in accordance with the terms of this Lease. Tenant acknowledges that $1,239,000.00 of the Credit represents Landlord's allowance to Tenant for the cost of the initial construction work, repairs and decorations to the Premises which Tenant has agreed to perform.

44. FUEL ESCALATION

      Tenant shall pay and covenants to pay to Landlord as Additional Rental monthly during each year during the term of this Lease an amount equal to Tenant's Proportionate Share (as defined in Section 47.5 below) of the actual heating fuel costs incurred by Landlord in the Building. Landlord shall render to Tenant a statement showing the Tenant's Proportionate Share of the heating fuel costs, together with the applicable fuel bill, and Tenant shall pay such amount within thirty (30) days after such rendition as Additional Rental. Should Landlord, at Landlord's sole option, install any energy saving device or devices or any system which shall have as a primary or secondary purpose the conservation of fuel, and the same results in an actual reduction of fuel consumption in the Building, Tenant shall pay Tenant's Proportionate Share of said cost as Additional Rental, upon Landlord's rendering a statement for same, within fifteen (15) days of such rendition. Notwithstanding any expiration or termination of this Lease, Tenant's obligation to pay Additional Rental under this Paragraph shall continue and shall cover all periods up to the lease expiration date and shall survive any expiration or termination of this Lease.

45. AS IS CONDITION; LANDLORD'S WORK

      45.1 Tenant and Tenant's architect and/or engineer have thoroughly examined the Premises and are fully familiar with the condition thereof, and, except as specifically set forth in this Lease, neither Landlord nor Landlord's agents have made any representations, warranties or promises, either express or implied, with regard to the physical condition of the Building, or the Premises, the use or uses to which the Premises may be put, or the condition of any mechanical, plumbing, electrical, flue, ventilation or exhaust systems servicing the Premises. It is expressly understood that Landlord shall not be liable for any latent or patent defects in the Premises, unless they are structural in nature and are Landlord's responsibility to repair under the terms of this Lease. Tenant agrees to accept the Premises "as is" and in such condition as the same may be in at the Commencement Date, and Landlord shall not be obligated or required to do any work or to make any alterations or decorations or install any fixtures, equipment or improvements, or make any repairs or replacements to or in the Premises to prepare or fit the same for Tenant's use or for any other reason whatsoever. Notwithstanding the foregoing, Landlord shall, during the term of this Lease, complete the work described on Exhibit B attached hereto in a good and workmanlike manner. Unless specifically agreed otherwise, all Landlord's Work shall be of material, design, finish and color of the building standard adopted from time to time by Landlord. The installations, facilities, materials and work so to be furnished, installed and performed in the Premises by Landlord at its expense are hereinafter and in Exhibit B referred to as "Landlord's Work." Landlord hereby agrees to repair, at its sole cost and expense, any defect in Landlord's Work resulting from a defect in material or labor for a period of one (1) year after Landlord's substantial completion of the respective item of Landlord's Work. All other installations, facilities, materials and work which may be undertaken by or for the account of Tenant to prepare, equip, decorate and furnish the Premises for Tenant's occupancy, shall be at Tenant's expense, and are hereinafter called "Tenant's Work." In the event specific locations or dimensions are not provided for the furnishing or installation of any particular item of Landlord's Work, the judgment of Landlord reasonably exercised shall be binding on Tenant. In no event shall Landlord be required to provide any material, work or installation not specifically described or included in Landlord's Work.

      45.2 Landlord shall undertake to substantially complete the work listed below by the applicable outside dates set forth below:

            45.2.1 Substantially complete the installation of all four (4) bathrooms on both floors of the Premises by January 31, 2000. The bathrooms shall contain tiled floors and either fully or partially tiled walls (either ceramic, marble, or terrazzo tile or slab), painted metal or stainless steel partitions, new toilets, new sinks, new urinals where applicable, all as found in Class B buildings in the City of New York;

            45.2.2 Substantially complete the installation of the new windows in the Premises by August 31, 2000. The new windows shall be thermopane and similar in size to the existing windows in the Premise;

            45.2.3 Install the electrical service as described in Article 84 below by December 15, 1999;

            45.2.4 Substantially complete the renovation of the lobby in the Building by November 30, 2001. The renovation of the lobby shall be of a quality not materially inferior than that depicted on the rendering (a copy of which is attached as Exhibit D) shown to Tenant upon execution of this Lease, subject to Landlord's right, in the exercise of its reasonable discretion, to change design, material and layouts; and

            4 5.2.5 Substantially complete the renovation of the passenger elevators in the Building by November 30, 2001.

      45.3 In the event any of the items listed in Articles 45.2.1 and 45.2.3 above are not substantially completed by the applicable dates set forth in
Article 45.2 above, then Tenant's sole remedy shall be an abatement in its obligation to pay Fixed Rental only (for the item of work listed above not so completed), prorated on a daily basis, as follows:

            45.3.1 for the work in Article 45.2.1, one hundred percent (100%) of Fixed Rental then payable. Upon substantial completion of one (1) man's and one
(1) woman's bathroom on both floors of the Premises, the abatement shall be reduced to twenty-five percent (25%) of Fixed Rental then payable and shall continue until such time as all four (4) bathrooms on both floors of the Premises are substantially complete; and

            45.3.2 for the work in Article 45.2.3, one hundred percent (100%) of the Fixed Rental then payable.

            Each abatement (to the extent Tenant is entitled to same) shall commence on the date by which the work was to have been substantially completed in accordance with the dates set forth in Section 45.2 and shall terminate on the date the work is substantially completed, as determined by Landlord.

      45.4 in the event any of the items listed in Articles 45.2.2, 45.2.4 and
45.2.5 are not substantially completed by the respective dates set forth in Articles 45.2.2, 45.2.4 and 45.2.5, then Tenant shall be entitled to an abatement against its obligation to pay Fixed Rental only (for the item of work not so completed), prorated on a daily basis, as follows:

            45.4.1 for the work in Article 45.2.2, ten percent (10%) of the Fixed Rental then payable;

            45.4.2 for the work in Article 45.2.4, twenty percent (20%) of the Fixed Rental then payable; and

            45.4.3 for the work in Article 45.2.5, twenty percent (20%) of the Fixed Rental then payable.

            Each abatement (to the extent Tenant is entitled to same) shall commence on the date by which the item of work was to have been substantially completed in accordance with the dates set forth in Section 45.4 and shall terminate on the date the work is substantially completed, as determined by Landlord.

      45.5 In no event shall the aggregate abatements due under this Article be greater than the Fixed Rental then due.

      45.6 Any of the items described in Section 45.2 above shall have been substantially completed when all major items of construction comprising the item have been substantially completed, notwithstanding the fact (i) that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which do not materially


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

interfere with Tenant's use of the Premises, and (ii) that such item has been substantially completed except for portions thereof which shall, in the event of Tenant's Delay as defined below, be completed upon the completion of Tenant's Work.

      45.7 If the completion of any item of Landlord's Work shall be delayed due to any act or omission of Tenant or any of its employees, agents or contractors or any failure to plan or to execute Tenant's Work diligently and expeditiously ("Tenant's Delay"), the item shall be deemed substantially complete on the date when it would have been substantially complete but for Tenant's Delay.

      45.8 Tenant acknowledges that the Building is currently occupied for printing and manufacturing uses, and, as a result, noise and vibrations emanating from the space occupied by other tenants in the Building may be heard and felt within the Premises. Landlord shall not be liable for any disruption to the operation of Tenant's business resulting from such noise and vibrations, nor shall Tenant be entitled to any abatement or offset against its obligations under this Lease.

46. TENANT'S INITIAL INSTALLATIONS

      46.1 Tenant agrees, at Tenant's sole cost and expense, to cause the Premises to be improved in accordance with the plans approved by Landlord in writing ("Approved Plan") (which improvement is hereinafter referred to as "Tenant's Initial Installations"), which approval shall not be unreasonably withheld or delayed, and shall be deemed approved if Landlord fails to respond to Tenant's request for consent within fifteen (15) business days, on the condition that the plans delivered by Tenant to Landlord are complete and Tenant's request for consent is in writing and contains a statement that Landlord's failure to respond to Tenant's request within fifteen (15) business days shall be deemed consent.

      46.2 Tenant's obligation hereunder shall include, without limitation, the obligation to pay for all soft costs, environmental and other investigatory expenses, construction expenses, filings, architectural fees, engineering fees and other like items necessary in order to lawfully complete Tenant's Initial Installations. Tenant shall prepare an Alteration Type II Application and submit same to Landlord for Landlord's review. Upon Landlord's approval and execution of the Alteration Type II Application, Tenant shall cause same to be filed with the New York City Department of Buildings. Tenant shall obtain all required signoffs and approvals from the New York City Department of Buildings in connection with Tenant's Initial Installations. Tenant's performance of Tenant's Initial Installations shall be performed with due diligence and in a good and workmanlike manner. Tenant's Initial Installations shall be performed and the quality, materials and appearance of Tenant's Initial Installations shall, unless otherwise specifically agreed to by Landlord, be equivalent to or exceed those for a Class B office building in midtown Manhattan. All window treatments must be approved by Landlord in writing, not to be unreasonably withheld or delayed. In the event Tenant installs a dropped ceiling, Tenant must install window wells around all windows in the Premises. Tenant shall not install anything within or without the Premises (either as an Initial Installation or as Tenant's Changes defined in Article 67) that protrudes from the north side of the Building or rests upon the windows of the north side of the Building.

      46.3 During the period following the date of this Lease and during the performance by Landlord of Landlord's Work, if any, Tenant agrees to submit to Landlord for Landlord's review and approval all items required in Article 67 below of this Lease with respect to Alterations as the same may pertain to Tenant's Initial Installations. Tenant's Initial Installations shall be commenced promptly after receipt by Tenant of all permits and approvals necessary for the same to be legally carried out and after delivery to Landlord of all items that must be delivered prior to the commencement of any Alterations. All of Tenant's Initial Installations shall be performed in accordance with the provisions of Article 67 below of this Lease.

      46.4 Tenant shall use, for its Initial Installations and any other work described throughout this Lease, Landlord's designated expeditor and security and fire alarm contractors.

      46.5 Tenant shall use, for its Initial Installations and any other work described throughout this Lease, Landlord's designated electrical, HVAC and plumbing contractors, provided that the prices submitted by such contractors are no greater than fifteen percent (15%) above the bid amounts


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

of contractors selected by Tenant. Each of Landlord's electrical, HVAC and plumbing contractors shall have the right to adjust their prices after the bids of Tenant's selected contractors have been presented to Landlord, and so long as the respective adjusted prices are within the fifteen percent (15%) range, then the respective contractor designated by Landlord shall be awarded the job.

      46.6 Landlord consents to the following in connection with Tenant's Installations or subsequent work performed by Tenant during the term:

            46.6.1 Robert Director as Tenant's engineer;

            46.6.2 SCR Design as Tenant's architect;

            46.6.3 Structure Tone as Tenant's construction manager or general contractor; and

            46.6.4 William Vitacco as Tenant's building expediter for filing all plans and permits.

      46.7 Tenant shall obtain Landlord's prior approval of any other contractor or subcontractor which is to perform work at the Premises, which approval shall not be unreasonably withheld or delayed. Landlord's approval, or the requirement to use any contractor or subcontractor, is not an endorsement of the work of such contractor or subcontractor nor a representation or warranty of any kind.

47. ESCALATIONS FOR INCREASE IN REAL ESTATE TAXES

      47.1 For each Tax Year or portion thereof occurring in whole or in part during the term or any renewal term of this Lease, Tenant shall pay, as Additional Rental, the Tax Payment (hereafter defined) for such Tax Year or portion thereof.

      47.2 "Taxes" shall mean the total of all real estate taxes and assessments and special assessments, water and sewer charges, business improvement district charges, special assessment district charges, police tax, and other levies of a similar or dissimilar nature levied, assessed or imposed upon or against the land, the Landlord and/or Building or leasehold improvements located at 406 West 31st Street, New York, New York (individually referred to hereinafter as the "Land" and the "Building"). If at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that if and to the extent that in lieu of or as a substitute for or in addition to the whole or any part of the taxes, assessments, levies or impositions of charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed or imposed: (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom; (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Building or the Land or the Premises and imposed upon Landlord; (iii) a license fee measured by the rents payable by Tenant to Landlord; or (iv) any additional or substitute tax assessment, levy, imposition or charges against the Land and/or the Building; then all such taxes, assessments, levies, impositions or charges or part thereof so measured or based, shall be deemed to be included with the term "Taxes." Taxes shall exclude income or profit tax, excise tax, inheritance, estate, succession, transfer or gift tax, and any penalties, interest and late fees resulting from Landlord's late payment of Taxes.

      47.3 "Tax Year" shall mean the fiscal year for which Taxes are levied by the applicable governmental authority, as same may be changed during the term of this Lease.

      47.4 "Base Tax" shall mean the Taxes payable in the fiscal year commencing July 1, 1999 and ending June 30, 2000 (such fiscal year being hereinafter referred to as the "Base Tax Year").

      47.5 "Tenant's Proportionate Share" shall mean 14.0%.

      47.6 If the Taxes for any Tax Year occurring wholly or partially within the term of this Lease or any renewal or extension thereof shall be greater than the Base Tax, Tenant shall pay as Additional Rental for such Tax Year a sum equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (which amount is hereinafter called the "Tax Payment"). Should this Lease commence or terminate prior to the expiration of a Tax Year,


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

such Tax Payment shall be prorated to correspond with that portion of a Tax Year occurring within the term of this Lease. Tenant's obligation to pay such Additional Rental and Landlord's obligation to refund pursuant to Paragraph 47.7 below, as the case may be, shall survive the termination or sooner expiration of this Lease.

      47.7 Only Landlord shall be eligible to institute proceedings to contest the Taxes or reduce the assessed valuation of the Land and Building. Landlord shall be under no obligation to contest the Taxes or the assessed valuation of the Land and Building for any Tax Year or to refrain from contesting the same, and may settle any such contest on such terms as Landlord in its sole judgment considers proper. If Landlord shall receive a refund for any Tax Year for which a Tax Payment shall have been made by Tenant pursuant to Paragraph 47.7 above, Landlord shall repay to Tenant, with reasonable promptness, Tenant's Proportionate Share of such refund after deducting from such refund the reasonable costs and expenses (including experts' and attorneys' fees) of obtaining such refund.

      47.8 Landlord shall render to Tenant a comparative statement showing the amount of the Base Tax, the amount of the Taxes for the then current Tax Year, and the Tax Payment, if any, due from Tenant for such Tax Year, together with a copy of the applicable tax bill. Any Tax Payment owed by reason of a special assessment levied against the Building shall be payable by Tenant in installments over the period in which Landlord is obligated to pay same without incurring penalties or interest. The Tax Payment shown on such comparative statement shall be paid in full by Tenant to Landlord within thirty (30) days after Tenant's receipt of such comparative statement. Tenant shall pay the amount of the Tax Payment shown on such comparative statement concurrently with the installment of Fixed Rental then or next due, or if such statement shall be rendered at or after the termination of this Lease, within thirty (30) days after such rendition. Each comparative statement shall be conclusive and binding on Tenant, unless within thirty (30) days after receipt of such comparative statement, Tenant shall notify Landlord in writing of any discrepancy in specific detail. In order to dispute the amount set forth on the comparative statement Tenant must first timely pay all sums due on such statement, failing which, Tenant shall have no right to dispute the amount of the Tax Payment.

48. WATER AND SEWER CHARGES

      Subject to the provisions of Article 29, as amended by the Numbered Insertions, Tenant shall pay to Landlord, as Additional Rental hereunder, the sum of Three Hundred Dollars ($300.00) per month, on the first day of each month during the term of this Lease, for water and sewer usage.

49. ALL ADDITIONAL RENTAL PAYMENTS

      49.1 Landlord's delay or failure during the term of this Lease to prepare and deliver any statements or bills required to be delivered to Tenant under Articles 47 and 48 shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect any Additional Rental which may have become due pursuant to these Articles during the term of this Lease. Tenant's liability for Additional Rental due under Articles 47 and 48 shall continue unabated during the remainder of the term of this Lease and shall survive the expiration or sooner termination of this Lease for a period of two
(2) years thereafter.

      49.2 In no event shall any adjustment of any payments payable by Tenant in accordance with the provisions of Articles 47 and 48 result in a decrease in the Fixed Rental or any Additional Rental theretofore payable by Tenant pursuant to these Articles.

      49.3 If any Additional Rental is payable with respect to any period that shall end after the expiration or termination of this Lease, the Additional Rental payable by Tenant in respect thereof shall be prorated to correspond to that portion of such lease year occurring within the term of this Lease.

50. ASSIGNMENT AND SUBLETTING

      50.1 Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage, or


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

encumber this Lease or any of its rights or estates hereunder, sublet the Premises or any part thereof, or permit the Premises, or any part thereof, to be used or occupied by others, pursuant to a management agreement, license agreement or otherwise, without the prior written consent of Landlord in each instance. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant beyond notice and grace periods, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved, but no assignment, subletting, occupancy, or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, subtenant, or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Landlord's consent to an assignment or subletting shall not, in any wise, be construed to relieve Tenant from obtaining Landlord's express written consent to any further assignment or subletting. In no event shall any permitted sublessee assign or encumber its sublease, further sublet all or any portion of its sublet space, or otherwise suffer to permit the sublet space, or any part thereof, to be used or occupied by others, without Landlord's prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed to be a subletting.

      50.2 If Tenant shall, at any time or times during the term of this Lease, desire to assign this Lease or sublet all or part of the Premises, Tenant shall give notice thereof to Landlord, which notice shall be accompanied by: (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than fifteen (15) nor more than forty-five (45) days after the giving of such notice; (b) a statement setting forth, in reasonable detail, the identity of the proposed assignee or subtenant and its principals, the nature of its business and its proposed use of the Premises; and (c) current financial information with respect to the proposed assignee or subtenant, including its (and their) most recent financial report(s) reasonably satisfactory to Landlord. Landlord shall then have the option detailed in Article 50.3 below, to be exercised by written notice (the "Exercise Notice") given to Tenant within thirty (30) days of receipt of Tenant's request for assignment.

      50.3 If Tenant desires to sublease twenty-five percent (25%) or more of the Premises or to assign its interest in the Lease, Landlord may require Tenant to surrender the entire Premises to Landlord and to accept a termination of this Lease as of a date (the "Recapture Termination Date") to be designated by Landlord in the Exercise Notice, which shall not be less than sixty (60) days nor more than one hundred twenty (120) days following the date of Landlord's Exercise Notice. If Landlord shall elect to require Tenant to surrender the Premises and accept a termination of this Lease, then this Lease shall expire on the Recapture Termination Date as if that date had been originally fixed as the Termination Date, and Tenant's Proportionate Share (as defined in Article 47.5) shall be reduced accordingly. If Landlord exercises its option to terminate this Lease, Landlord shall be free to, and shall have no liability for, leasing the recaptured space or any other space to Tenant's prospective assignee or subtenant.

      50.4 Provided that Tenant is not in default of any of Tenant's obligations under this Lease beyond notice and grace periods, Landlord's consent (which shall be in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

            50.4.1 Tenant shall have complied with the provisions of Article
50.2 above and Landlord has not exercised its options under Article 50.3 above;

            50.4.2 In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business or activity, and the Premises, will be used in a manner, which (a) is limited to the use of the Premises for the use permitted herein; and (b) will not violate any negative covenant as to use then contained in any other lease of space in the Building;

            50.4.3 The proposed assignee or subtenant (or its principal) is reputable and, in connection with an assignment, has a net worth, computed in accordance with generally accepted accounting principles, at least equal to Five Million Dollars ($5,000,000.00), and Landlord has been provided with proof of same;

            50.4.4 Neither the proposed assignee or subtenant nor any person who, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or


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subtenant, (a) is then a tenant or an occupant of any part of the Building, unless such entity needs expansion space and Landlord does not have such space available, nor (b) is a party who dealt with, or is then negotiating with, Landlord or Landlord's agent (directly or through a broker) with regard to space in the Building either currently or during the three (3) months immediately preceding Tenant's request for consent;

            50.4.5 The form of the proposed sublease or instrument of assignment shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article;

            50.4.6 Tenant shall reimburse Landlord within thirty (30) days of demand for the reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable legal fees incurred in connection with any request for consent;

            50.4.7 The Premises shall not, without Landlord's prior written consent, have been listed or otherwise been publicly advertised for assignment or subletting at a rental rate lower than the then prevailing rental for other similar space in the Building; and

            50.4.8 The proposed occupancy shall not impose an extra burden upon services to be supplied by Landlord to Tenant.

      50.5 No assignment or subletting shall be made:

            50.5.1 by the legal representatives of Tenant or by any person to whom Tenant's interest under this Lease passes by operation of law, except in compliance with the provisions of this Article; or

            50.5.2 to any person or entity for the conduct of a business which is not in keeping with the Certificate of Occupancy and applicable zoning laws.

      50.6 The sublease shall expressly prohibit the use of the Premises or any part thereof for any use other than the use set forth in paragraph 2 of the prefixed printed form.

      50.7 In the event that Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within forty-five (45) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of Article 50.2 before assigning this Lease or subletting all or part of the Premises.

      50.8 Each subletting pursuant to this Article shall be subject to all of the applicable covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rental and Additional Rental due, and to become due, hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that, notwithstanding any such subletting, no other and further subletting of the Premises by Tenant, or any person claiming through or under Tenant shall, or will be made, except upon compliance with, and subject to, the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.


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

      50.9 With respect to each and every sublease or subletting, it is further agreed that:

            50.9.1 no subletting shall be for a term ending later than one day prior to the expiration date of the term of this Lease;

            50.9.2 no sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

            50.9.3 each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that, in the event of termination, reentry, or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant as sublandlord under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not: (a) be liable for any previous act or omission of Tenant under such sublease; (b) be subject to any offset, not expressly provided in such sublease, that theretofore accrued to such subtenant against Tenant; or (c) be bound by any previous modification of such sublease made without Landlord's consent or by any previous prepayment of more than one month's fixed rent or any additional rent then due.

      50.10 Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance reasonably satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions contained in Article 50.1 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of fixed rent and/or additional rent by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of Fixed Rental and Additional Rental and for the other obligations of this Lease on the part of the Tenant to be performed or observed.

      50.11 In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claims, for money damages (nor shall Tenant claim any money damages by way of set-off counterclaim or defense) based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed its consent or approval to a proposed assignment or subletting as provided for in this Article. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

      50.12 If applicable, one or more sales or transfers, by operation of law or otherwise, or creation of new stock, partnership, membership or voting interests, aggregating in excess of fifty percent (50%) of (i) the voting stock of any corporate tenant, or (ii) the limited or general partnership interest in any partnership tenant, or (iii) the membership interests in any limited liability company tenant, whether in a single transaction or in a series of transactions, shall not be deemed an assignment within the meaning of this Article and shall not require Landlord's prior written consent.

      50.13 The joint and several liability of Tenant and any immediate or remote successor in interest to Tenant, and the due performance of the obligations of this Lease on Tenant's part to be performed or observed, shall not be discharged, released, or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

      50.14 The listing of any name other than that of Tenant, whether on the doors of the Premises, or otherwise, shall not operate to vest any right or interest in this Lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease, to any sublease of the Premises, or to the use or occupancy thereof by others.


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

      50.15 If Tenant shall enter into any subleases, assignments or other agreements for the occupancy of the Premises or any portion thereof (other than as provided in Section 50.16 below), or if there is a transfer of this Lease by operation of law, or otherwise, and if Tenant shall receive any consideration from its assignee, subtenant or licensee for or in connection with the assignment or the subletting, as the case may be, or, if Tenant shall sublet or otherwise permit occupancy of the Premises at a rental rate (including Additional Rental) or other periodic aggregate consideration in excess of the Fixed and Additional Rental due hereunder, Tenant shall pay to Landlord, upon receipt, as Additional Rental hereunder, one-half of such consideration or excess.

      50.16 Notwithstanding anything to the contrary contained herein or in the Lease, as long as HotJobs.Com is the Tenant, Tenant shall have the right, subject to the terms and conditions hereinafter set forth, without the consent of, but on written notice to, Landlord, but subject to Tenant's satisfaction of the conditions set forth in Articles 50.2, 50.4 and 50.10 above, to assign its interest in this Lease (i) to any corporation which is a successor to Tenant either by merger or by consolidation, (ii) to a purchaser of all or substantially all of Tenant's assets (provided such purchaser shall have also assumed substantially all of Tenant's liabilities), or (iii) to an entity which shall control, be under the control of, or be under common control with Tenant (any such entity referred to in this clause (iii) being a Related Entity).

51. LIMITATION OF LIABILITY

      51.1 If Landlord shall be an individual, joint venture, tenancy in common, co-partnership, limited liability company, unincorporated association, or other unincorporated aggregate of individuals and/or entities or a corporation, Tenant shall look only to such Landlord's interest and in the rents, issues, and profits thereof in 406 West 31st Street, New York, New York for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or any member, partner or principal of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

      51.2 If Tenant shall request Landlord's consent or approval pursuant to any of the provisions of this Lease or otherwise, and Landlord shall fail or refuse to give, or shall delay in giving, such consent or approval, including, but not limited to, Article 50 above, or, if Landlord requires Tenant to take any action or cease any course of conduct, Tenant shall in no event make, or be entitled to make, any claim for damages (nor shall Tenant assert, or be entitled to assert, any such claim by way of defense, set-off, or counterclaim) based upon any claim or assertion by Tenant that Landlord unreasonably withheld or delayed its consent or approval or acted arbitrarily or capricious or in bad faith, and Tenant hereby waives any and all rights that it may have from whatever source derived, to make or assert any such claim. Tenant's sole remedy for any such failure, refusal, delay or requirement to take or cease any action, shall be an action for a declaratory judgment, specific performance, or injunction, and such remedies shall be available only in those instances where Landlord has expressly agreed in writing not to act unreasonably or unreasonably withhold or delay its consent or approval or where, as a matter of law, Landlord may not unreasonably withhold or delay the same.

52. INDEMNIFICATION

      52.1 Subject to Section 53.5 hereof, Tenant shall, at all times and at its sole cost and expense, indemnify, defend and hold Landlord, any holder of a Superior Mortgage (defined below), and any lessor under a Superior Lease (defined below), together with their respective agents, affiliates, employees, partners, members, officers, directors and shareholders (collectively, the "Indemnitees") harmless from and against any and all claims, suits, actions, damages, fines, charges, penalties, losses, liens, fees, costs, court costs, expenses (including, but not limited to, all fees and disbursements of attorneys, architects, engineers and other professionals engaged by one or more Indemnitees) and liabilities which may be incurred by or imposed on any Indemnitee or which may arise in connection with any claims, suits or actions, the investigation thereof or the defense of any action or proceeding brought thereon, or from the enforcement of this indemnity, or from and against any orders, judgments and/or decrees which may be entered or which may arise, wholly or in part,


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

with respect to or on account of: (a) any personal injury, bodily injury, loss of life and/or damage to property that may occur or be claimed by or with respect to any person(s) or property on or about the Premises or the appurtenances thereto or upon the adjacent vaults (if any), sidewalks, ramps, curbs or streets, and resulting from the negligence or willful misconduct of Tenant, its successors, permitted assigns or any subcontractors, or by other persons or entities claiming by, through or under Tenant, or by their respective agents, employees, contractors, licensees, invitees, guests or other such persons or entities, (b) the breach of any term, covenant or condition of this Lease by Tenant, its successors, permitted assigns or any subcontractors, or by other persons or entities claiming by, through or under Tenant, or by their respective agents, employees, contractors, licensees, invitees, guests or other such persons or entities, (c) the filing of any mechanic's or materialmen's lien or of any other attachment or encumbrance against the Land and/or the Building due to work done by or on behalf of Tenant, (d) the condition of the Premises, including any repairs, replacements, changes or Alterations which Tenant has or will perform or fail to perform therein, or (e) Tenant's use or storage of any Hazardous Materials (defined below). All such actions, suits, claims, damages and/or proceedings shall be resisted and defended by Tenant at its sole cost and expense. Landlord shall in no event be liable for any injury or damage to the Premises or any property contained therein, or to Tenant or any successors, permitted assigns or subcontractors, or other persons claiming by, through or under Tenant or their respective agents, employees, licensees, invitees, business visitors and guests or other such persons, or to any property of any such persons, unless due to negligence of Landlord or Indemnitees. Tenant shall promptly reimburse each Indemnitee for any and all expenditures covered by this indemnity and hold harmless. Landlord shall not be liable for any loss suffered by the business of Tenant or its subtenants, licensees, or concessionaires, for any cause whatsoever, including, without limiting the generality thereof, such damage or loss resulting from fire, steam, electricity, gas, water, rain, ice or snow, which may leak or flow from or into any part of the said premises, or from the breakage, leakage, obstruction, or other defects of the pipes, wires, appliances, plumbing, heating, ventilating, air conditioning, or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the said premises or from other sources, unless due to negligence of Landlord or Indemnitees. Landlord shall not be liable for any damage arising from any act or negligence of any other tenant.

      52.2 Except as provided in Articles 50.11 and 51 and subject to the provisions of Article 53.5, Landlord shall, at its sole cost and expense, indemnify, defend and hold Tenant harmless from and against any and all claims, suits, actions, damages, fines, charges, penalties, losses, liens, fees, costs, court costs, expenses (including, but not limited to, all reasonable fees and disbursements of attorneys, architects, engineers and other professionals engaged by Tenant) and liabilities which may be incurred by or imposed on Tenant or which may arise in connection with any claims, suits or actions, the investigation thereof or the defense of any action or proceeding brought thereon, or from the enforcement of this indemnity, or from and against any orders, judgments and/or decrees which may be entered or which may arise, wholly or in part, with respect to or on account of: (a) any personal injury, bodily injury, loss of life and/or damage to property that may occur or be claimed by or with respect to any person(s) or property on or about the public portions of the Building and the Premises or the appurtenances thereto or, if resulting from a slip or fall, upon the vaults (if any) or sidewalks in front of the Building, in each case only if the same results from the negligence or fault of Landlord, and specifically excluding any such injury, loss and/or damage which is due to Tenant's willful or negligent acts or omission, (b) the breach of any term, covenant or condition of this Lease by Landlord, its successors, assigns or any subcontractors, or by other persons or entities claiming by, through or under Landlord, or by their respective agents, employees, contractors, licensees, invitees, guests or other such persons or entities, or (c) Landlord's failure to maintain the structural and public portions of the Building in the condition set forth in this Lease, including Landlord's failure to perform repairs or replacements which Landlord is obligated to perform therein, provided, however, that with regard to (b) and (c) above, Tenant's remedies are limited to those specifically set forth in Articles 45.2, 45.3, 45.4 and 66.4 and all other provisions of this Lease where Tenants rights are specifically set forth or limited. Tenant shall give Landlord written notice of any claims under this
Section 52.2 promptly upon becoming aware of such claim. All such actions, suits, claims, damages and/or proceedings shall be resisted and defended by Landlord counsel of its choice, at Landlord's sole cost and expense. This indemnity under this Section 52.2 runs for the benefit of Tenant only, and does not create any right or benefit in favor of any other person or entity.


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53. INSURANCE

      53.1 Tenant shall obtain and keep in full force and effect during the term of this Lease:

            53.1.1 a policy of commercial general public liability insurance, including bodily injury and property damage coverage, with a broad form contractual liability endorsement written on an occurrence basis or its equivalent, naming Tenant as insured and naming 406 Realty LLC, The Expansion Group, Inc., Johny Melohn, and any successor landlord or landlord employee or managing agent or mortgagees or lessors having an interest in the Building of whom Tenant has been notified in writing as additional insureds (issued on an "occurrence" basis and not a "claims made" basis) against claims for personal injury, bodily injury, death and/or third-party property damage occurring in or about the Premises or the Building, and under which the insurer agrees to waive any right of recovery such insurer may have had against Landlord, Landlord's employees and managing agent, and any mortgagees or lessors having an interest in the Building and to indemnify, defend and hold Landlord harmless from and against, among other things, all cost, expense and/or liability (including, without limitation, attorneys' fees) arising out of or based upon any and all claims, accidents, injuries and damages occurring in, on or about the Premises (whether or not such claims, accidents, injuries and damages occurred as a result of Landlord's negligence). Such policy shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained to Landlord. The minimum limits of liability applicable exclusively to the Premises shall be a combined single limit with respect to each occurrence in an amount of not less than $3,000,000 (or in the form of an umbrella liability policy for "excess" liability coverage); and

            53.1.2 insurance against loss or damage by fire and such other risks and hazards (including burglary, theft, vandalism, sprinkler leakage, water damage, explosion, breakage of glass within the Premises and, if the Premises are located at or below grade, broad form flood insurance) as are insurable under then available standard forms of "all risk" insurance policies, to Tenant's personal property and business equipment and fixtures (hereinafter, "Tenant's Property") and, whether or not such alterations or tenant improvements had been paid for or performed by Tenant, any alterations and tenant improvements in and to the Premises (hereinafter, "Tenant's Work") for the full replacement cost value thereof (with such policy having a deductible not in excess of $25,000.00) protecting Tenant, Landlord, Landlord's employees and managing agent, and any mortgagees or lessors having an interest in the Building of whom Tenant has been notified in writing; and

            53.1.3 business interruption insurance in an amount sufficient to cover Tenant's lost profits and continuing expenses during the period Tenant is unable to do business in the Premises.

      53.2 The insurance required under this Article 53 may be maintained under a blanket policy. Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least thirty (30) days prior to the expiration or other termination of any such policies, Tenant agrees to deliver to Landlord certificates evidencing such insurance. All such policies shall contain endorsements that (a) such insurance may not be modified or cancelled or allowed to lapse except upon thirty (30) days' written notice to Landlord by certified mail, return receipt requested, containing the policy number and the names of the insured and the certificate holder, and (b) Tenant shall be solely responsible for payment of all premiums under such policies and Landlord shall have no obligation for the payment thereof notwithstanding that Landlord is or may be named as an additional insured. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant's default, including, but not limited to, obtaining said insurance. In the event Landlord shall procure said insurance, Tenant shall reimburse Landlord, as Additional Rental, for all reasonable premiums paid by Landlord within fifteen (15) days of Landlord's demand for same. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State of New York which rate, in Best's Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation), as having a general policy-holder rating of "A" and a financial rating of at least "XIII."


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

Tenant shall not carry separate or additional insurance, whether concurrent or contributing, in the event of any loss or damage, with any insurance required to be obtained by Tenant under this Lease.

      53.3 All policies to be maintained by Tenant hereunder and by Landlord with respect to the Building shall contain a provision that no act or omission of Landlord or Tenant, as the case may be, shall affect or limit the obligation of the insurer to pay the amount of any loss sustained.

      53.4 The parties hereto shall procure an appropriate clause in, or endorsement on, any "all risk" or fire or extended coverage insurance covering the Premises, the Building, the personal property, fixtures or equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery by the insured prior to any loss. The waiver of subrogation or permission for waiver of the right of recovery in favor of Tenant shall also extend to all other persons or entities occupying or using the Premises in accordance with the terms of the Lease. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provisions or consent to a waiver of right of recovery, each party shall advise the other of the amount of any such additional premiums by written notice and the other party shall pay the same or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or consent. It is expressly understood and agreed that Landlord will not be obligated to carry insurance on Tenant's Property or Tenant's Work or insurance against interruption of Tenant's business.

      53.5 Each party hereby waives all rights of recovery, claim, action, cause of action and releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the term of this Lease to the extent to which such party is insured or required to be insured under a policy containing a waiver of subrogation or naming the other party as an additional assured, as provided in this Article. If notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption) the other party is liable to the first party with respect thereto or is obligated under this Lease to make replacement, repair or restoration, then provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for the replacement, repair or restoration, as the case may be. Tenant shall advise insurers of the foregoing and such waiver shall be part of each policy maintained by Tenant which applies to the Premises, any part of the Premises or Tenant's use and occupancy of any part thereof.

      53.6 Tenant shall give notice to Landlord, in writing, promptly after Tenant learns of any accident in or about the demised premises. This notification shall not be deemed to imply or impose any liability upon Landlord relating to such accident.

      53.7 Landlord currently carries, and shall carry during the term of this Lease, a policy of commercial general public liability insurance including injury and property damage covered with limits greater than Three Million Dollars ($3,000,000) and a fire or other casualty policy for the full replacement value of the Building.

54. ELECTRIC CURRENT

      54.1 Tenant agrees that Tenant shall not make any electrical or mechanical installations, alterations, additions or changes to the electrical equipment or appliances in the Premises (except that Tenant may connect standard office equipment without Landlord's consent) without the prior written consent of Landlord, not to be unreasonably withheld, in each such instance and Tenant will at all times comply with the reasonable rules and regulations applicable to the service, equipment, wiring and requirements of Landlord and of the utility company supplying electricity to the Building. Notwithstanding the foregoing, Tenant covenants and agrees that at all times its use of electricity will not exceed the electrical service to be provided by Landlord pursuant to Article 84 below. Tenant shall not use any electrical equipment which, in Landlord's reasonable judgment, will overload such installations or interfere with the use thereof by other tenants in the Building.


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

            If either the quantity or character of the electrical service is changed by Landlord or by the utility company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rental or Additional Rental, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Landlord, or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business, or otherwise.

      54.2 Electricity shall be furnished by Landlord to Tenant on a "submetering" basis. If not already installed, Tenant shall, at Tenant's sole cost and expense, install a meter or meters for the purpose of measuring the electric current consumed in the Premises, using Landlord's designated electrical contractor and/or electrical metering company; and

            Landlord or an electrical metering company shall, from time to time, furnish Tenant with a statement indicating the appropriate period during which the Usage was measured and the amount of Tenant's Cost payable by Tenant to Landlord for furnishing electrical current. Within ten (10) days after receipt of each such statement, Tenant shall pay to Landlord as Additional Rental hereunder or at Landlord's discretion, to an electrical metering company designated by Landlord, the amount of Tenant's Cost as set forth thereon, plus an amount equal to the actual out-of pocket costs and expenses incurred by Landlord in connection with reading such meters and preparing bills therefor.

            For the purposes of this subsection, "Usage" shall mean the number of kilowatt hours of electric current consumed in the Premises, as measured by a meter or meters through which the electric current supplied to the Premises is drawn, for each calendar month or such other period as Landlord shall determine during the term of this Lease.

            "Rate" shall mean the amount per kilowatt hour and demand kilowatt that would be charged by Consolidated Edison Company of New York for Service Class 4, including, without limitation, all applicable surcharges, demand charges, time-of-day charges, energy charges, fuel adjustment charges, rate increases, taxes, and other sums payable in respect thereof.

            "Tenant's Cost" shall mean an amount equal to the product of (i) the Rate, multiplied by (ii) the Usage, multiplied by (iii) 110%. If any tax is imposed upon Landlord's receipt from the sale or resale of electrical energy or gas or telephone service to Tenant by any Federal, State or Municipal Authority, Tenant covenants and agrees that, where permitted by law, Tenant's pro-rata share of such taxes shall be passed on to, and in included in the bill of, and paid by, Tenant to Landlord.

      54.3 Landlord reserves the right to terminate the furnishing of electricity on a submetering basis upon sixty (60) days' written notice to Tenant, in which event, Tenant shall not be released from any liability under this Lease and Tenant may make application directly to the public utility for the Tenant's entire separate supply of electric current and Landlord shall permit its wire and conduits, to the extent available and safely compatible, to be used for such purpose. If Landlord terminates the furnishing of electricity on a submetering basis by reason of law or the requirements of the public utility, any meters, risers or other equipment or connections necessary to enable Tenant to obtain electric current directly from such utility, shall be installed at Tenant's sole cost and expense. If the decision to terminate furnishing electricity on a submetering basis is entirely discretionary on Landlord's part, any meters, risers or other equipment or connections necessary to enable Tenant to obtain electric current directly from the utility shall be installed by Landlord at Landlord's sole cost and expense. Rigid conduits only will be allowed. Landlord, upon the expiration of the aforementioned sixty (60) days' written notice to Tenant, may discontinue furnishing the electric current (but only if the meter for the Premises is installed and connected), but this Lease shall otherwise remain in full force and effect on all of its terms.

      54.4 Any meter(s) installed by Tenant pursuant to this Article shall be maintained and repaired by Tenant at Tenant's sole cost and expense.


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55. BROKER

      55.1 Tenant represents and warrants to Landlord that it neither consulted nor negotiated with any broker or finder with regard to the rental of the Premises from Landlord, other than Julien J. Studley, Inc., and lnsignia/ESG whose commission shall be paid by Landlord pursuant to Landlord's separate agreement with said brokers. Tenant agrees to indemnify and hold Landlord harmless from any damages, liabilities, settlement payments, costs and expenses (including attorneys' fees incurred in defending an action or claim or enforcing this indemnity) suffered, incurred or paid by Landlord by reason of any claim or action for a commission or other compensation by any broker or other entity or person other than Julien J. Studley, Inc. and Insignia/ESG. The provisions of this Article shall survive the expiration or earlier termination of this Lease.

56. BINDING EFFECT

      It is specifically understood and agreed that this Lease is offered to Tenant for signature by the managing agent of the Building solely in its capacity as such agent and subject to Landlord's acceptance and approval, and that Tenant shall have affixed its signature hereto with the understanding that such act shall not, in any way, bind Landlord or its agent until such time as this Lease shall have been executed by Landlord and delivered to Tenant.

57. LATE FEE

      In the event that any payment to be made by Tenant hereunder shall become overdue for a period in excess of five (5) days, a "late charge" equal to the lesser of(a) Five Percent (5%) of the overdue payment or (b) the maximum amount allowable by law may be charged by Landlord and shall be payable by Tenant as Additional Rental on the 1st day of the month following Landlord's demand therefor. It is expressly acknowledged and agreed that nothing herein contained shall be deemed or construed as permitting or allowing Tenant to make any payment of Fixed and/or Additional Rental at a time other than when same shall be required to be paid pursuant to the provisions of this Lease. The acceptance of the late charge referred to in this Article shall not in any manner preclude Landlord from enforcing any of its rights contained elsewhere in this Lease.

58. SECURITY

      58.1 It is agreed that in the event Tenant defaults under the terms of this Lease beyond the expiration of all grace and notice periods, Landlord may (but shall not be required to) use, apply or return the whole or any part of the security so deposited for any sum Landlord may expend by reason of Tenant's default, or for the payment of any past-due rental. In the event Landlord shall apply all or any portion of Tenant's security in accordance with this lease, Tenant shall promptly deposit with Landlord an amount sufficient to restore such security to the amount set forth in Article 32, subject to Section 58.4 hereof. If Landlord retains or applies all or a portion of Tenant's security deposit as a result of Tenant's default in the payment of Fixed Rental or Additional Rental and Tenant fails to restore the same as aforesaid, Tenant's failure to restore such security deposit shall be deemed to be a default in the payment of Additional Rental, for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Fixed Rental. If Tenant is entitled to the return of the security pursuant to Article 32 above, Landlord shall return any letter of credit within thirty (30) days of the date due and will instruct Landlord's bank to return any cash security within such thirty
(30) day period.

      58.2 In the event of a sale or lease of the Building, Landlord shall have the right to transfer the security to the purchaser, and, to the extent such funds (or letter of credit, if applicable) are or is actually transferred by Landlord, Landlord shall thereupon be released by Tenant from all liability for the return of such security.

      58.3 Tenant agrees that it shall not assign or encumber the funds deposited as security hereunder.


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

      58.4 Provided that Tenant is not in default under the terms of this Lease, the amount of the security deposit held by Landlord shall be reduced to the following amounts on the following dates: (a) January 1, 2005: $1,400,000.00; and (b) January 1, 2008: $1,000,000.00.

      58.5 In lieu of depositing cash for the security deposit hereunder, Tenant may upon the execution of this Lease, deposit as security with Landlord, a clean, irrevocable and unconditional letter of credit in the form annexed hereto as Exhibit C, issued by and drawn upon Silicon Valley Bank with an unconditional, conforming corresponding guaranty by Bank of America in a form reasonably satisfactory to Landlord, which letter of credit shall have an initial term of not less than one year, be for the account of Landlord, and initially be in the amount of One Million Eight Hundred Thousand Dollars ($1,800,000.00). If Tenant elects to provide a letter of credit, the letter of credit shall provide that:

            58.5.1 The Issuing Bank shall pay to Landlord or its duly authorized representative an amount up to the face amount of the letter of credit upon presentation of the letter of credit and a sight draft in the amount to be drawn, together with a certificate executed by a managing member of Landlord or its managing agent stating that as of the date of such certificate, Tenant is in default under this Lease beyond any applicable period of notice and/or cure and that the amount drawn by Landlord represents funds that are due and payable to Landlord under the Lease;

            58.5.2 The letter of credit shall be deemed to be automatically renewed, without amendment (except as provided below with respect to reduction in face amount), for consecutive periods of one year each during the entire term of this Lease (the last such automatic renewal to expire not earlier than a date which is one (I) month after the expiration date of the term of this Lease) unless the Issuing Bank sends written notice (hereinafter called the "Non-Renewal Notice") to Landlord by certified or registered mail, return receipt requested, not less than sixty (60) days next preceding the then expiration date of the letter of credit, that it elects not to have such letter of credit renewed. Bank of America shall issue a corresponding guaranty of each renewal of the letter of credit, failing which, the letter of credit shall be deemed a Non-Renewal for which Landlord shall have the rights under 58.5.3 below;

            58.5.3 Landlord, after receipt of the Non-Renewal Notice, shall have the right, exercisable by a sight draft and an affidavit indicating that Tenant is still obligated under the Lease, to receive the moneys represented by the letter of credit; and

            58.5.4 Upon Landlord's sale of the Building, or the transfer of Landlord's interest therein, or a leasing of the Building, the letter of credit shall be transferable by Landlord to the purchaser, vendee or transferee, and all expenses of such transfer shall be paid by Tenant.

            Furthermore, in the event Tenant elects to provide a letter of credit as the security under this Lease, Tenant shall have the right, at any time after the date that Tenant shall have the right to a reduction in the security deposit amount, to substitute for the $1,800,000.00 letter of credit initially deposited hereunder, a letter of credit in the reduced security deposit amount (i.e., on January 1, 2005 a substitute letter of credit in the amount of $1,400,000.00, and on January 1, 2008 a substitute letter of credit in the amount of $1,000,000.00) (which shall in all other respects comply with the provisions of this Section 58.4) and upon receipt thereof by Landlord, Landlord shall surrender to Tenant the letter of credit then being held by the Landlord under this Lease.

            In the event Tenant desires to substitute cash for the letter of credit, Landlord will accept such cash deposit in lieu of the letter of credit and, upon receipt of such cash deposit, Landlord will return the letter of credit to Tenant, together with such instruments as Tenant may request to release the banking institution from any obligation to maintain such letter of credit in favor of Landlord. Any such cash deposit shall be held and maintained by Landlord in accordance with the provisions of Articles 34 and this Article 58 of this Lease.

      58.6 In the event Landlord draws upon the letter of credit when not entitled to under this Lease, Landlord's sole liability to Tenant shall be to return the amount of cash drawn down in simultaneous exchange for a new letter of credit provided by Tenant in the amount drawn down, which otherwise complies with the provisions of this Article.


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

59. HOLDOVER

      59.1 Tenant agrees that it shall indemnify and save Landlord harmless against all cost, claims, loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Additionally, the parties recognize and agree that other damage to Landlord resulting from any failure by Tenant timely to surrender the Premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within one (1) day after the date of the expiration or sooner termination of the term of this Lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Premises after the expiration or termination of the term of this Lease, a sum equal to one-and-one-half (1-1/2) times the average rent and additional rent which was payable per month under this Lease during the last six months of the term thereof.

      59.2 The aforesaid obligations shall survive the expiration or sooner termination of this Lease. Nothing contained in this Article shall be construed to mean that Landlord has given permission for Tenant or anyone else who occupies the Premises to remain on in the Premises as a monthly tenant, or as a tenant from month to month, and Landlord may proceed to evict Tenant as a "Holdover."

      59.3 Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this Lease.

60. APPLICABLE LAW

      This Lease shall be governed in all respects by the laws of the State of New York. Tenant hereby specifically consents to jurisdiction in the State of New York in any action or proceeding arising out of this Lease and/or the use and occupation of the Premises and waives any right to trial by jury and the right to interpose any counterclaim in any summary proceeding commenced by Landlord. If Tenant at any time after date of execution hereof or during the term hereof shall not be a New York partnership or a New York corporation or a foreign corporation qualified to do business in New York State, Tenant shall designate in writing an agent in New York County for service under the laws of the State of New York for the entry of a personal judgment against Tenant. Tenant, by notice to Landlord, shall have the right to change such agent, provided that at all times there shall be an agent in New York County for service. In the event of any revocation by Tenant of such agency, such revocation shall be void and have no force and effect unless and until a new agent has been designated for service and Landlord notified to such effect. If any such agency designation shall require a filing in the office of the Clerk of the County of New York, same shall be promptly accomplished by Tenant, at its expense, and a certified copy transmitted to Landlord.

61. HAZARDOUS MATERIALS

      61.1 Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the Premises or the Building. "Hazardous Materials," as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material as defined by any federal, state or local environmental law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing.

      61.2 Landlord has not received any written notice of a violation of federal, state or local environmental law against the Premises which is currently outstanding.


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62. NOTICES

      Any notice or demand which, under the terms of this Lease or under any statute, must or may be given or made by the parties hereto, shall be in writing, and shall be given or made by mailing the same by certified mail, return receipt requested, or by nationally recognized overnight delivery service, or by personal delivery, addressed to Tenant, prior to Tenant moving in to the Premises for the operation of its business, at 24 West 40th Street, 14th floor, New York, New York, and thereafter at the Premises, and to Landlord, at The Expansion Group, Inc., 250 West 57th Street, Room 1401, New York, New York 10107, with a copy of any notice to Landlord to be delivered simultaneously in the same manner to Landlord's attorneys, Greenstein Starr Gerstein & Rinaldi LLP, 57 West 38th Street, New York, New York 10018, Attention: Victor Gerstein, Esq. Either party, however, may designate in writing such new or other address to which such notice or demand shall thereafter be so given, made or mailed. Any notice given hereunder shall be deemed delivered on the third (3rd) day after the notice is deposited in a United States General branch post office, maintained by the United States Government in the City of New York, enclosed in a certified, prepaid wrapper addressed as hereinbefore provided, or, if sent by hand or by overnight delivery service, on the date the same is actually delivered.

63. ADDENDUM TO ARTICLE 16 - BANKRUPTCY

      63.1 If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq. (the "Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by Tenant not later than ten (10) days after receipt by Tenant, but in no event later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be paid by such person for the assignment of this Lease.

      63.2 Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall, upon demand, execute and deliver to Landlord an instrument confirming such assumption.

      63.3 Nothing contained in this Article shall, in any way, constitute a waiver of the provisions of this Lease relating to assignment. Tenant shall not, by virtue of this Article, have any further rights relating to assignment other than those granted in the Bankruptcy Code.

      63.4 Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

      63.5 The term "Tenant," as used in this Article, includes any trustee, debtor in possession, receiver, custodian or other similar officer.

64. RENT CONTROL

      In the event the Fixed Rental or Additional Rental or any part thereof provided to be paid by Tenant under the provisions of this Lease during the demised term shall become uncollectible or shall be reduced or required to be reduced or refunded by virtue of any federal, state, county or city law, order or regulation, or by any direction of a public officer or body pursuant to law, or the orders, rules, code or regulations of any organization or entity formed pursuant to law, whether such organization or entity be public or private, then Landlord, at its option, may at any time thereafter terminate this Lease by not less than thirty (30) days' written notice to Tenant, on a date set forth in said notice, in which event this Lease and the term hereof shall terminate and come to an end on the date fixed in said notice as if the said date were the Expiration Date. Landlord shall not have the right to so terminate this Lease if Tenant, within such period of thirty (30) days, shall, in writing, lawfully agree that the rentals herein reserved are a reasonable rental and agrees to continue to pay said rentals, and if such agreement by Tenant shall then be legally enforceable by Landlord.

65. REPAIRS

      65.1 Notwithstanding anything contained in Articles 3, 4, 6 or elsewhere in this Lease, all repairs and other work which Tenant is required to perform under any provision of this Lease which Tenant fails to perform within applicable grace and notice periods may be performed by Landlord, if Landlord desires, at Tenant's cost, provided, however, that Tenant shall have five (5) days' notice prior to Landlord's undertaking of any non-emergency repair which Landlord intends to undertake. Tenant shall be permitted to perform such non-emergency repair within such five (5) day period. If Tenant fails to perform such work, and Landlord performs same Tenant shall pay the cost of such repairs and other work, as Additional Rental, within ten (10) days after rendition of a statement therefor by Landlord.

      65.2 In addition to Tenant's obligations under Article 4, and subject to Landlord's obligations to repair Landlord's Work set forth in Article 45 above, Tenant, at its sole cost and expense, shall take good care of the Premises and all improvements (including the bathrooms, if located within the Premises), and air conditioning equipment installed by Tenant and exclusively serving the Premises, building systems used by Tenant within the Premises, the heating system within the Premises and exclusively serving the Premises, fire and safety systems installed by Tenant and exclusively serving the Premises, and personal property of Tenant located therein or throughout the Building, including, without limitation, all furniture, trade fixtures, machinery, equipment and all other personal property and stock purchased by Tenant or used in connection with the operation of its business at the Premises (all of the foregoing being hereinafter collectively referred to as "Tenant's Property"), and Tenant shall make all necessary repairs to the Premises and/or Tenant's Property in accordance with the provisions contained herein, whether ordinary, extraordinary, foreseen, or unforeseen, unless caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees.

      65.3 When used in this Article, the term "repairs" shall include replacements and substitutions of all property when necessary, of a quality, class and value at least equal to the property replaced or substituted.

      65.4 Anything contained in this Lease to the contrary notwithstanding, Tenant acknowledges that it shall be Tenant's responsibility to clean, maintain and repair (subject to applicable legal requirements) the interior windows and window frames in the Premises and any and all interior bathrooms within the Premises at Tenant's sole cost and expense, provided however that Tenant shall repair the exterior of the windows, the window frames, and shall replace glass if the repair or replacement is required as a result of the acts of Tenant, its contractors, employees or agents. Tenant shall maintain throughout the term of this Lease, at its sole cost and expense, with a contractor designated by Landlord, an annual window maintenance contract. In the event Landlord elects to clean the windows in the Building, including the windows in the Premises, Tenant shall reimburse to Landlord, as Additional Rental, within thirty (30) days of receipt of a bill, Tenant's Proportionate Share, as defined in Article 47.5 above, of the reasonable cost to Landlord to clean the windows in the Building.

      65.5 Nothing contained herein shall obligate Tenant to make any structural repairs to the Premises except if caused by or resulting from the negligence or willful misconduct of Tenant, Tenant's employees, contractors, invitees or licensees. Subject to Landlord's obligations under Section 45.1, Tenant acknowledges that it shall be Tenant's responsibility to repair any leaks in the bathrooms or emanating through the windows in the Premises. The obligation to repair any other leaks in the pipes servicing the Premises shall be that of Landlord, except if the same are caused by or resulting from the carelessness, omission, neglect or improper conduct of Tenant, Tenant's employees, contractors, invitees or licensees.


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

      65.6 Tenant acknowledges that Landlord is installing new windows and bathrooms within the Premises as part of Landlord's Work. On the Termination Date Tenant shall leave the bathrooms and the windows in same condition as Landlord was required to deliver pursuant to Exhibit B. Tenant shall leave the air conditioning units in good working order on the Termination Date.

66. LANDLORD'S SERVICES

      66.1 Landlord shall furnish Tenant with the following services:

            66.1.1 Non-exclusive passenger elevator service during regular hours (that is, between the hours of 8:00 a.m. and 6:00 p.m.) of business days (which term is used to mean all days except Saturdays, Sundays, those days that are observed by the State or Federal governments as legal holidays, and those days designated as holidays by the applicable building service union employees' contract) through the year ("Regular Hours"). At all other times, Landlord shall have one elevator subject to call for Tenant's non-exclusive use. Landlord shall have the right in its sole discretion, to designate certain passenger elevators in the Building for nonexclusive use by Tenant and to restrict Tenants use of other passenger elevators in the Building.

            66.1.2 Non-exclusive freight elevator service during Regular Hours (that is, between the hours of 9:00 a.m. and 5:00 p.m.) of business days (which term is used to mean all days except Saturdays, Sundays, those days that are observed by the State or Federal governments as legal holidays, and those days designated as holidays by the applicable building service union employees contract) through the year ("Regular Hours"). Use of the freight elevator at times other than Regular Hours shall be arranged by Tenant on not less than twenty-four (24) hours prior notice and shall be provided by Landlord to the extent that no conflict exists with other tenants or other parties requesting such usage (all such conflicts to be resolved by Landlord, in Landlord's sole discretion) and Tenant shall reimburse Landlord for all actual costs relating thereto. If Tenant's initial occupancy or relocation into or out of the Building requires the use of the freight elevator or other standard services at times other than Regular Hours, Tenant shall reimburse Landlord for all costs relating to such elevator usage or other services. Throughout the term of this Lease, Landlord, in its sole discretion shall have the right to designate Tenant's freight elevator use to those elevators on the east or west side of the Building. Until otherwise notified by Landlord in its sole discretion, Tenant may only use the freight elevators located on the west side of the Building.

      66.2 Landlord shall not be obligated to install any security system or employ any security personnel in the Building.

      66.3 All waste and garbage shall be removed from the Premises to the outside of the Building, at Tenant's sole cost and expense, on a daily basis between the hours of 7:00 p.m. and 8:00 a.m. (or other hours reasonably designated by Landlord), by a private sanitation company independently contracted for and paid for by Tenant. Tenant shall not store any garbage, cartons or inventory outside of the Premises. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governmental, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. To the extent Landlord incurs any costs in connection with Tenant's failure to comply with its waste and garbage removal obligations, Tenant shall reimburse same to Landlord as Additional Rent.

      66.4 Landlord reserves the right, without any liability to Tenant and without being deemed a constructive eviction or giving rise to any rental abatement, to stop operating any of the heating, ventilating, electric, sanitary, elevator, or other Building systems serving the Premises, and to stop the rendition of any of the other services required of Landlord under this Lease, whenever and for so long as may be necessary by reason of Year 2000 computer programming, accidents, emergencies, strikes, or the making of emergency repairs or changes that Landlord is required by this Lease or by law to make or deems necessary, or by reason of difficulty in securing proper supplies of fuel, steam, water, electricity, labor, or supplies, or any other reason. Notwithstanding anything to the contrary contained in this Article 66.4, should there be a total lack of services provided by Landlord to either or both floors of the Premises pursuant to the terms of this Lease which causes Tenant to be unable to conduct its business in such floor, and should the total lack of services and the inability to conduct business continue for a period in excess of ten (10) consecutive days (if the lack of services is caused by something within the reasonable control of Landlord) or fifteen (15) consecutive days (if the lack of services is caused by force majeure), Tenant shall be entitled to a per diem rent abatement from the first day onward until the services are restored. Tenant's agrees that it shall have no action against Landlord in law or in equity and that Tenant's sole remedy shall be a per diem rent abatement. The per diem rent abatement shall be computed by dividing the then current monthly rent by thirty (30). Landlord shall, when possible, notify Tenant at the Premises of any anticipated interruption in services to be provided by Landlord.

      66.5 If Landlord has failed to make any repair to the Premises required by Landlord under the terms of this Lease and such failure continues for ten (10) consecutive days after written notice by Tenant to Landlord and provided that Landlord has not otherwise commenced the repair or diligently attempted to provide such service within said ten (10) days and diligently proceed to completion thereafter, Tenant may make the repair and offset the actual cost of the repair against the next occurring installments of Fixed and Additional Rental.

67. TENANT'S ALTERATIONS

      67.1 Tenant may, without the consent of Landlord, from time to time during the term of this lease and at Tenant's sole expense, make such alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively called changes and, as applied to changes provided for in this Article, Tenant's Changes) in and to the Premises, the estimated aggregate cost of which does not exceed $50,000.00 as Tenant may desire, on the following conditions:

            67.1.1 the outside appearance or strength of the Building, or of any of its structural parts, shall not be affected;

            67.1.2 no part of the Building outside of the Premises shall be physically affected; and

            67.1.3 the proper functioning of any of the mechanical, electrical, sanitary and other service systems of the Building and/or the Premises shall not be adversely affected, and the usage of such systems by Tenant shall not be increased.

      67.2 Before proceeding with any change either costing in excess of $50,000.00 (exclusive of the costs of decorating work and of any architect's and engineer's fees), or involving any change to the mechanical, electrical, sanitary, HVAC and/or other service systems, irrespective of cost, Tenant shall submit to Landlord, for Landlord's prior approval, which shall not be unreasonably withheld, delayed or conditioned, plans and specifications for the work to be done, drawn by a registered architect or duly licensed engineer. Notwithstanding the foregoing, Landlord shall not be obligated to consent to any alteration contemplated by the prohibitions described in Sections 67.1, 67.1.2 or 67.1.3. Without limiting the generality of the foregoing, Tenant shall cause to be prepared all drawings, plans and specifications, and all other reports, applications and materials, required by the Department of Buildings of the City of New York, the Department of Labor and any other governmental authorities having jurisdiction with respect to Tenant's Changes and any permits and special licenses which may be required for or in connection with Tenant's Changes or the permitted use. Any and all filings of such drawings, plans, specifications, reports, applications and other materials with the Department of Buildings of the City of New York, the Department of Labor and any other governmental authorities having jurisdiction shall be made solely by Tenant at Tenant's sole cost and expense. Landlord shall reasonably cooperate with Tenant in connection with the execution and delivery of documents necessary to obtain work permits. Nothing herein shall be deemed to, or operate to create any liability or other obligation on the part of Landlord in the event that any such filings shall not be approved by the Department of Buildings of the City of New York or any other governmental authority having jurisdiction. Landlord may, as a condition of its consent, require Tenant to reimburse Landlord for Landlord's reasonable out-of-pocket cost for all professionals engaged by Landlord to review the plans and specifications and make revisions in and to the plans and specifications, which professionals shall include, but not be limited to, architects and engineers.


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

      67.3 Tenant shall, at its expense, obtain all necessary governmental licenses, equipment use permits, permits and certificates for the commencement and prosecution of Tenant's Changes, and, upon completion, obtain all necessary signoffs and certificates of acceptance and completion which may be required from such governmental authorities, and Tenant shall cause Tenant's Changes to be performed in compliance with such licenses, permits and certificates, as well as with all applicable laws, codes, ordinances, regulations and requirements of public authorities and all applicable standards and requirements of insurance bodies, the New York Board of Fire Underwriters, the National Electric Code, the Occupational Safety and Health Administration, the American Society of Heating, Refrigeration and Air Conditioning Engineers, I.S.O., and any similar or successor bodies thereto, in a good and workmanlike manner, using new materials and equipment of a quality and class at least equal to the original installations in the Premises. Tenant shall deliver to Landlord promptly upon acceptance by the New York City Buildings Department, the original, signed perforated plans from the City of New York Department of Buildings. Tenant's Changes shall be performed in such a manner as not to unreasonably interfere with or delay, and so as not to impose any additional expense upon Landlord in the maintenance or operation of the Premises, and so as not to interfere with the safety, use, occupancy, comfort or quiet enjoyment of any other tenant or occupant of the Building. If any tenant of the Building complains, or if Landlord in its sole discretion deems it necessary to avoid interference with the use, safety, occupancy, comfort, or quiet enjoyment of other tenants or occupants of the Building, Tenant shall perform such work at times and on days designated by Landlord in its sole discretion, at Tenant's sole cost and expense. If Landlord incurs any costs or expenses in connection with the performance of Tenant's Changes, Tenant shall reimburse Landlord for the actual costs and expenses incurred by Landlord. Throughout the performance of Tenant's Changes and Initial Installations, Tenant shall, at its expense, carry, or cause to be carried, builder's risk insurance, insuring against loss from fire, vandalism or other risks as are customarily covered by a broad-form extended coverage endorsement on a completed value basis for the full insurable value at all times, workers' compensation insurance in statutory limits, and general liability insurance for any occurrence in or about the Building, all as set forth in, and written by insurance companies described in, Article 53 hereof. All such insurance policies (other than the workers' compensation) shall name Landlord and its agents as additional parties insured. The general liability insurance shall be in a combined single limit with respect to each occurrence of not less than $5,000,000 (issued on an "occurrence" basis and not a "claims made" basis) and shall insure against claims for personal injury, death and/or third-party property damage occurring in or about the Premises or the Building, and under which the insurer agrees to waive any right of recovery such insurer may have had against Landlord, Landlord's employees and managing agent, and any mortgagees or lessors having an interest in the Building and to indemnify, defend and hold Landlord harmless from and against, among other things, all cost, expense and/or liability (including, without limitation, attorneys' fees) arising out of or based upon any and all claims, accidents, injuries and damages occurring in, on or about the Premises (whether or not such claims, accidents, injuries and damages occurred as a result of Landlord's negligence). All insurance shall be placed with insurers meeting the standards set forth in
Article 53 above. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect at or before the commencement of Tenant's Changes. Tenant shall not cause damage to the Building, building systems or any personal property of Landlord or any other tenant or occupant of the Building, and in the event of any such damage will promptly repair any such damage to Landlord's reasonable satisfaction. Tenant shall cover and otherwise protect the windows in the Premises. If any of Tenant's Changes shall involve the permanent removal of any fixtures, equipment, or other property in the Premises that are not Tenant's property, such fixtures, equipment, or other property shall be, upon Landlord's request, stored and preserved, and returned to Landlord upon the expiration or sooner termination of this Lease. All electrical and plumbing work in connection with Tenant's Changes shall be performed by contractors licensed therefor by all governmental agencies having or asserting jurisdiction.

      67.4 Subject to Section 46.6, for the purposes of this Article 68 and
Article 46 above, Tenant shall obtain Landlord's prior approval of general contractors and subcontractors, and electrical engineers and plumbers performing work at the Premises. Landlord's approval of, or the requirement to use, any contractor or subcontractor is not an endorsement of the work of such contractor or subcontractor nor a representation or warranty of any kind.

      67.5 Tenant, at its sole cost and expense, shall: (i) furnish evidence reasonably satisfactory to Landlord that all of Tenant's Changes have been completed and paid for in full and that any and all liens therefor that have been or might be filed have been discharged of record (by payment, bond, order of a court of competent jurisdiction, or otherwise) or waived, and that no security interests relating thereto are outstanding; (ii) pay Landlord for the cost of any Tenant's Changes done for Tenant by Landlord at Tenant's written request, and all other charges due hereunder; (iii) to the extent not previously provided, furnish to Landlord the insurance certificates required by this Lease; and (iv) if an architect has been used, furnish an affidavit in the form recommended by the American Institute of Architects from Tenant's registered architect certifying that all work performed in the Premises is substantially in accordance with the plans and specifications.

      67.6 Tenant shall, at its expense and with diligence and dispatch, procure the cancellation or discharge of all notices of violation arising from, or otherwise connected with, Tenant's Changes that shall be issued by the Department of Buildings of the City of New York or any other public or quasi-public authority having or asserting jurisdiction, unless caused by Landlord, its agents, contractors or employees. Tenant shall defend, indemnify and save Landlord harmless from and against any and all notices of violation and mechanic's and other liens filed in connection with Tenant's Changes, including the liens of any security interest in, conditional sales of, or chattel mortgages upon, any materials, fixtures, or articles so installed in and constituting part of the Premises, and against all costs, expenses and liabilities incurred in connection with any such lien, security interest, conditional sale, or chattel mortgage or any action or proceeding brought thereon, unless caused by Landlord, its agents, contractors or employees. Tenant, at its expense, shall procure the satisfaction or discharge of, by bonding, payment or otherwise, all such liens within ten (10) business days after Landlord makes written demand therefor. Notice is hereby given that neither Landlord, Landlord's agents, nor any mortgagee shall be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for such labor or materials shall attach to or affect any estate or interest of Landlord, or any mortgagee in and to the Premises or the Building. Tenant may finance the acquisition of its furnishings, fixtures and equipment, provided, however, that no lien securing such financing shall be placed upon this Lease or any part of the Premises, Land or Building, nor shall this Lease be assigned as collateral for the financing and any person or entity providing the financing agrees, among other things, to remove any item from the Premises secured by its lien immediately upon Landlord's termination of this Lease.

      67.7 Tenant agrees that the exercise of its rights pursuant to the provisions of this Article or Article 45.8 shall not be done in a manner that would: (a) create any work stoppage, picketing, labor disruption, or dispute; or
(b) violate the Building's union contracts affecting the Land and/or Building or Landlord's union and/or service contracts, if any, affecting the Premises. In the event of the occurrence of any condition described above arising from Tenant's exercise of any of its rights pursuant to the provisions of this subparagraph 67.7, Tenant shall, irrespective of whether Landlord approved the contractor or use of non-union labor, immediately upon notice from Landlord, cease the manner of exercise of such right giving rise to such condition. In the event that Tenant fails to cease such manner of exercise of its rights as aforesaid, Landlord, in addition to any rights available to it under this lease and pursuant to law, shall have the right to seek an injunction and deem it a default under the terms of this Lease.

      67.8 Any approval or consent by Landlord shall in no way obligate Landlord in any manner whatsoever in respect to the finished product designed and/or constructed by Tenant, nor be deemed a representation of warranty of Landlord as to the adequacy or sufficiency of any matter approved or consented to for Tenant's purposes or otherwise. Any deficiency in design or construction, although approved by Landlord, shall be solely the responsibility of Tenant.

      67.9 Landlord shall have the right to inspect Tenant's Work at any reasonable time upon notice to verify compliance by Tenant with the provisions of this Article.

68. SUBORDINATION AND ATTORNMENT

      68.1 This Lease and all rights of Tenant hereunder are, and shall be, subject and subordinate to: (i) all present and future ground leases, operating leases, superior leases, underlying leases and grants of term of the land on which the Building stands ("Land") and the Building or any portion thereof (collectively, including the applicable items set forth in subdivision (iv) below, the "Superior Lease"); (ii) all mortgages and building loan agreements, including leasehold mortgages and spreader and consolidation agreements, which may hereafter affect the Land, the Building or the Superior Lease (collectively, including the applicable items set forth in subdivision (iii) and (iv), the "Superior Mortgage") whether or not the Superior Mortgage shall also cover other lands or buildings or leases, except that a mortgage on the Land only shall not be a Superior Mortgage so long as there is in effect a Superior Lease which is not subordinate to such mortgage; (iii) each advance made or to be made under the Superior Mortgage; and
(iv) all amendments, modifications, supplements, renewals, substitutions, refinancings and extensions of the Superior Lease and the Superior Mortgage and all spreaders and consolidations of the Superior Mortgage. The provisions of this Article shall be self-operative and no further instrument of subordination shall be required. Tenant shall promptly execute and deliver, at its own expense, any instrument, in recordable form, if reasonably requested, that Landlord, the Superior Lessor or the Superior Mortgagee may reasonably request at any time and from time to time to evidence such subordination. The Superior Mortgagee may elect that this Lease shall be deemed to have priority over such Superior Mortgage, whether this Lease is dated prior to, or subsequent to, the date of such Superior Mortgage.

      68.2 Notwithstanding the provisions of Section 68.1 above, this Lease shall not be subordinate to any Superior Mortgage which may hereafter affect the Land and/or the Building unless Landlord shall have obtained from the holder of any such Superior Mortgage an agreement (a "Non-Disturbance Agreement") in recordable form between the holder of the Superior Mortgage and Tenant providing in substance that so long as Tenant shall not be in default under this Lease beyond any period of time given to Tenant to cure such default, that the holder of such Superior Mortgage shall not name or join Tenant as a party defendant or otherwise in any suit, proceeding or action to enforce, nor will this Lease be terminated by enforcement of any rights given to such holder of the Superior Mortgage or its successors or assigns pursuant to the terms, covenants or conditions contained in the Superior Mortgage (including the foreclosure of the same) or otherwise disturb the right of Tenant to the quiet enjoyment of the Premises in the event of the enforcement of the terms of the Superior Mortgage by such holder (including the foreclosure of the same); except that to the extent required by law, Tenant may be named in such proceeding so long as the relief requested does not contravene the provisions of this Section. Tenant shall join in any reasonable agreement issued by the holder of the Superior Mortgage to evidence its agreement and consent thereto, provided that any such Non-Disturbance Agreement shall not increase the obligations or reduce the rights of Tenant under this Lease or increase the rights or reduce the obligations of Landlord under this Lease. In connection with Landlord's attempts to obtain a Non-Disturbance Agreement, Landlord shall in no event be required to
(x) make any payment to the holder of any Superior Mortgage or incur any expense in connection with such holder's review of this Lease and the preparation of such agreement, or (y) alter any of the terms of any existing or future Superior Mortgage, or (z) commence any action against any holder of a Superior Mortgage. Tenant shall pay Landlord, as Additional Rental, any fees incurred by Landlord in connection with obtaining the Non-Disturbance Agreement.

      68.3 Landlord hereby notifies Tenant that Landlord may enter into a Superior Mortgage whereby this Lease may not be cancelled or surrendered, or modified or amended so as to reduce the Rentals, shorten the term or adversely affect in any other respect, to any material extent, the rights of Landlord hereunder, and that Landlord may not accept prepayments of any installments of Fixed Rental or Additional Rental except for prepayments in the nature of security for the performance of Tenant's obligations hereunder without the consent of any Superior Lessor or Superior Mortgagee in each instance, except that said consent shall not be required for the prosecution of any action or proceedings against Tenant by reason of a default on the part of Tenant under the terms of this Lease.

      68.4 If, at any time prior to the termination of this Lease, any Superior Lessor or Superior Mortgagee or any other person or the successors or assigns of the foregoing (collectively referred to as "Successor Landlord") shall succeed to the rights of Landlord under this Lease, Tenant agrees, at the election and upon request of any such Successor Landlord, to fully and completely attorn to and recognize any such Successor Landlord, as Tenant's Landlord under this Lease upon the then executory terms of this Lease, provided such Successor Landlord shall agree in writing to accept Tenant's attornment. The foregoing provisions of this subparagraph shall inure to the benefit of any such Successor Landlord, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Upon the request of any such Successor Landlord, Tenant shall execute and deliver, from time to time, instruments reasonably satisfactory to any such Successor Landlord in recordable form, if requested, to evidence and confirm the foregoing provisions of this subparagraph, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Upon such attornment this Lease shall continue in full force and effect as a direct Lease between such Successor Landlord and Tenant upon all of the then executory terms of this Lease except that such Successor Landlord shall not be: (i) liable for any previous act or omission or negligence of Landlord under this Lease; (ii) subject to any counterclaim, defense or offset, not expressly provided for in this Lease and asserted with reasonable promptness, which theretofore shall have accrued to Tenant against Landlord; (iii) bound by any previous modification or amendment of this Lease made after the granting of such senior interest, or by any previous prepayment of more than one month's Fixed Rental or Additional Rental, unless such modification or prepayment shall have been approved in writing by any Superior Lessor or Superior Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease; (iv) obligated to repair the Premises or the Building or any part thereof, in the event of total or substantial damage beyond such repair as can reasonably be completed with the net proceeds of insurance actually made available to Successor Landlord, provided all insurance to be maintained by the Landlord hereunder is thus maintained; or (v) obligated to repair the Premises or the Building or any part thereof, in the event of partial condemnation beyond such repair as can reasonably be completed with the net proceeds of any award actually made available to Successor Landlord, or consequential damages allocable to the part of the Premises or the Building not taken. Nothing contained in this subparagraph shall be construed to impair any right otherwise exercisable by any such Successor Landlord.

      68.5 If any act or omission by Landlord would give Tenant the right, immediately or after lapse of time, to cancel or terminate this Lease or to claim a partial or total eviction, Tenant will not exercise any such right until
(i) it has given written notice of such act or omission to each Superior Mortgagee and each Superior Lessor, whose name and address shall have previously been furnished in writing to Tenant, by delivering notice of such act of omission addressed to each such party at its last address so furnished, and (ii) a ten (10) day period for remedying such act or omission shall have elapsed following such giving of notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such superior Lease or Superior Mortgage, as the case may be, to remedy the same (which shall in no event be less than the period to which Landlord would be entitled under this Lease to effect such remedy) provided such Superior Mortgagee or Superior Lessor shall, with reasonable diligence, give Tenant notice of its intention to remedy such act or omission and shall commence and continue to act upon such intention.

      68.6 Landlord represents that there is not currently a Superior Mortgage or Superior Lease affecting the Land.

69. MISCELLANEOUS

      69.1 Tenant hereby agrees to pay, as Additional Rental, all attorneys' fees and disbursements (and all other court costs or expenses of legal proceedings) which Landlord may incur or pay out by reason of, or in connection with:

            69.1.1 Any action or proceeding by Landlord to terminate this Lease where Landlord obtains a final, unappealable judgment against Tenant;

            69.1.2 Any other action or proceeding by Landlord against Tenant (including, but not limited to, any arbitration proceeding, nonpayment proceeding, or other summary or plenary action) where Landlord obtains a final, unappealable judgment against Tenant; and

            69.1.3 Any action or proceeding brought by Tenant against Landlord (or any officer, partner or employee of Landlord) in which Tenant fails to secure a final unappealable judgment against Landlord.

            Tenant's obligations under this Paragraph shall survive the expiration of the term hereof or any other termination of this Lease. This Paragraph is intended to supplement, and not to limit, other provisions of this Lease pertaining to indemnities and/or attorneys' fees.

      69.2 Whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's review, approval or consent, including, but not limited to, those with regard to the alteration or sublet of the Premises or the assignment of this Lease, Tenant shall pay the reasonable fees and expenses of any of Landlord's professionals retained in connection therewith. Notwithstanding the foregoing, Tenant shall not be obligated to pay any fees or expenses in connection with the review of Tenant's plans for Tenant's Initial Installations.

      69.3 If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

      69.4 No agreement to accept a surrender of all or any part of the Premises shall be valid unless in writing and signed by Landlord. The delivery of keys to an employee of Landlord or of its agent shall not operate as a termination of this Lease or a surrender of the Premises. If Tenant shall, at any time, request Landlord to sublet the Premises for Tenant's account, Landlord or its agent is authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord from any liability for loss or damage to any of Tenant's property in connection with such subletting.

      69.5 The receipt by Landlord of rent with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach.

      69.6 No payment by Tenant, or receipt by Landlord, of a lesser amount than the correct Fixed Rental or Additional Rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

      69.7 The terms "person" and "persons" as used in this Lease shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities.

      69.8 If Tenant is in arrears in the payment of Fixed Rental or Additional Rental, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited, and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

      69.9 The terms "Owner" and "Landlord" as used in this Lease are interchangeable. The terms "Article" and "Paragraph" as used in this Lease are interchangeable.

      69.10 If Tenant is a corporation, the person executing this Lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is duly incorporated and is authorized to do business in New York State and that the person executing this Lease on behalf of Tenant is an officer of the corporation authorized to execute this Lease. Landlord hereby represents that the person executing this Lease on behalf of Landlord is authorized to do so.

      69.11 If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the demised premises, or any part thereof, and if failure to secure such license or permit would in any way adversely affect Landlord, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

      69.12 Landlord may install and maintain the Building Systems' pipes, conduits and wiring along the ceiling of the Premises, or, wherever possible, above any drop ceiling installed by Tenant.

      69.13 Tenant shall not bring into the Building or the Premises any type of motorcycle or vehicle. Bicycles may be brought into the Premises through the freight elevator.

      69.14 Tenant agrees that Landlord shall have the right to prohibit the continued use by Tenant of any method of business operation, advertising or interior display visible from the exterior of the Premises if the continued use thereof would impair the reputation of the building, and upon notice from Landlord, Tenant shall forthwith refrain from or discontinue such activities. Landlord acknowledges that the use permitted under Article 2 does not violate the requirements of this subsection.

      69.15 If Landlord or Landlord's managing or rental agent accepts from Tenant one or more keys to the Premises in order to assist Tenant in showing the Premises for subletting or other disposition or for performance of work therein for Tenant, or for any other purpose, the acceptance of such key or keys shall not constitute an acceptance of a surrender of the Premises nor a waiver of any of Landlord's rights or Tenant's obligations under this Lease, including, without limitation, the provisions relating to assignment and subletting and the condition of the Premises.

      69.16 It is specifically understood and agreed by and between the parties hereto that this Lease is the result of extensive negotiations between the parties. It is understood and agreed that both parties shall be deemed to have drawn this Lease in order to avoid any negative inference by any court as against the preparer of the document.

      69.17 Notwithstanding anything contained in this Lease to the contrary, wherever any reference is made to Owner serving any notice upon Tenant under this Lease, any notice served by Owner's agent or attorney shall be deemed as if such notice was served by Owner.

      69.18 In connection with any work Landlord is required to do in the Building, Landlord may have access to the Premises, without notice, during Regular Hours, as defined in Article 66 above, and at other times on reasonable notice. Tenant shall take all reasonable actions to protect its property at its sole cost and expense while Landlord is performing work in or about the Premises.

      69.19 Tenant shall not permit any animals in the Building other than seeing-eye dogs. Tenant shall not allow hand trucks or carriages in the lobby of the Building, or permits boxes or other items to be delivered through the lobby of the Building. All messengers are to use the west freight elevator unless otherwise instructed by Landlord.

      69.20 Tenant shall not place any sign or other thing in or on the windows of the Premises.

      69.21 Included in the tenancy created by this Lease is the right of access to the Premises through a lobby in the Building and elevators in the Building. Tenant acknowledges that Landlord shall be performing renovations to the lobby and elevators in the Building, and that during such renovations, Tenant may have to use alternate entrances and elevators to the Premises.

70. LEASE NOT BINDING UNLESS EXECUTED

      Submission by Landlord of this Lease for execution by Tenant shall confer no rights nor impose any obligations on either party unless and until (i) Tenant shall have submitted to Landlord (a) at least four copies of this Lease to Landlord, duly executed by or on behalf of Tenant (and in the case that Tenant is a corporation, Tenant shall submit to Landlord a duly executed resolution of Tenant's board of directors authorizing this Lease), (b) separate checks payable to the direct order of Landlord on a bank account in Tenant's name in the amount of the first monthly installment of Fixed Rental payable upon the execution of this Lease and the security deposit, (c) a certificate of insurance in form required in this Lease and (d) any other deliveries specifically called for under this Lease to be submitted to Landlord on or prior to the commencement date of the Term and (ii) Landlord shall have countersigned this Lease and duplicate originals thereof shall have been delivered by Landlord to Tenant. In the event Landlord countersigns and delivers this Lease to Tenant at a time when any of the aforementioned deliveries have not been received by Landlord or are not in proper form, this Lease shall be effective, but Tenant shall remain obligated to provide such deliveries, the same not being waived by Landlord, unless Landlord specifically waives receipt of the same in writing.

71. SUBMISSION TO JURISDICTION

      This Lease shall be deemed to have been made in New York County, City and State of New York, and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly, to this Lease shall be litigated only in courts located within the County of New York. Tenant, and its successors and assigns, hereby subject themselves to the jurisdiction of any state or federal court located within such county, waive personal service of any process upon them in any action or proceeding therein, and consent that such process be served by certified or registered mail, directed to the Tenant and any successor at Tenant's address at the Premises, and to any assignee at the address set forth in the instrument of assignment. Such service shall be deemed made three (3) days after such process is so mailed.

72. QUALIFICATIONS AS TO USE

      Tenant shall not suffer or permit the Premises or any part thereof to be used in any manner or anything to be done therein, or suffer or permit anything to be brought into or kept therein, which would in any way, (i) violate any of the provisions of any Superior Mortgage or Superior Lease, or the requirements of public authorities, (ii) make void or voidable any fire or liability insurance policy then in force with respect to the Building; (iii) make unobtainable from reputable insurance companies authorized to do business in the State of New York any fire insurance with extended coverage, or liability, elevator, boiler, or other insurance required to be furnished by Landlord under the terms of any Superior Mortgage or Superior Lease at standard rates, if obtainable at such rates prior to the execution and delivery of this Lease; (iv) cause physical damage to the Building or any part thereof (v) constitute a public or private nuisance or otherwise violate any law relating to the protection of the environment or requiring manufacture, treatment or disposal of any material used by Tenant at the Premises in any particular manner; (vi) impair, in the sole opinion of Landlord, the appearance, character or reputation of the Building; (vii) discharge objectionable fumes, vapors or odors into the Building air conditioning system or into the Building flues or vents not designed to receive them or otherwise in a manner as may offend other tenants or occupants of the Building; (viii) impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the Premises, or impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building, any such impairment or interference to be in the sole judgment of Landlord; (ix) violate any provision of law pursuant to which Landlord may incur civil or criminal liability as a result of Tenant's action, including, without limitation, civil or criminal forfeiture, padlocking or other restraint of the Premises or the Building by governmental authority; (x) increase the pedestrian traffic in and out of the Premises and/or the Building above an ordinary level or (xi) engage in the sale of any product from the Premises or the Building in violation of 15 U.S.C.A. Section 1051 et seq. or any similar federal or state law. Landlord shall not be liable for the violation by any tenant or other party of the rules and regulations of the Building or for such other party's breach of its lease.

73. PARTNERSHIP TENANT

      If Tenant is a partnership (or is comprised of two [2] or more persons, individually and as co-partners of a partnership), or if Tenant's interest in this Lease shall be assigned to a partnership (or to two [2] or more persons, individually and as co-partners of a partnership) pursuant to Article 50 (any such partnership and such persons are referred to in this Article as "Partnership Tenant"), the following provisions of this Article shall apply to such Partnership Tenant: (i) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (ii) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to Landlord, and by any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant and all such parties shall be binding upon Partnership Tenant and all such parties, and (iv) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's


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

part to be observed and performed, and (v) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (iv) of this Article).

74. CERTIFICATE OF OCCUPANCY AND COMPLIANCE WITH LAWS

      74.1 Tenant shall not at any time use or occupy the Premises in violation of the Certificate of Occupancy issued for the Premises or for the Building as same may be amended by Landlord, provided such Certificate of Occupancy (or amendment thereto) permits the uses under Article 2 of this Lease, and in the event that any department of the City or State of New York shall hereafter at any time contend and/or declare by notice, violation, order or in any other manner whatsoever that the Premises are used for a purpose which is a violation of such amended Certificate of Occupancy, Tenant shall, upon five (5) days' written notice from Landlord, immediately discontinue such use of the Premises. Failure by Tenant to discontinue such use after such notice shall be considered a default in the fulfillment of a covenant of this Lease, and Landlord shall have the right to terminate this Lease immediately, and in addition thereto shall have the right to exercise any and all rights and privileges and remedies given to Landlord by and pursuant to the provisions of Articles 17 and 18 hereof.

      74.2 On or before February 1, 2000, Landlord shall submit to the New York City Department of Buildings an Alteration Type I application (the "Alt I Application") for a change in the Building's Certificate of Occupancy which would permit Tenant to use and occupy the 8th and 9th floors of the Building for the purposes permitted under Article 2 above. In the event a violation is issued against Tenant for occupying the Premises for the purposes permitted under
Article 2 above, and the issuance of the violation is not as a result of the acts or omissions of Tenant, Landlord shall pay all fines levied in connection with the violation, provided that Tenant gives Landlord prompt notice of the violation and cooperates with Landlord in the removal of the violation.

      74.3 If the City of New York or any appropriate governmental agency issues a cease and desist or a vacate order ("Order") precluding Tenant from operating its business in the Premises for the use set forth in Article 2 (the "Intended Use"), or denies the Alt I Application, then, provided Tenant is not in default under this Lease, Landlord, at its expense, shall contest the Order and, if necessary, modify or amend the Alt I Application then pending. If Landlord is unsuccessful in its efforts set forth in the preceding sentence and, solely as a result of the issuance of the Order, Tenant is required to vacate the Premises, Tenant shall have no remedies against Landlord at law or in equity except that Tenant shall have the right to cancel this Lease, and all Fixed and Additional Rentals shall abate from the date on which Tenant vacates the Premises and delivers same to Landlord vacant and otherwise in accordance with Tenant's obligations under this lease, and neither party shall have any further liability or obligation hereunder or by reason hereof, except that Tenant shall remain liable under Article 59 above if Tenant fails to timely vacate the Premises.

      74.4 Tenant acknowledges and agrees that it shall be Tenant's responsibility and obligation to comply with all requirements and controls imposed by and of the City of New York, as well as with any and all other now or hereafter existing laws, rules and regulations, as the same now or hereafter may be amended, of the City of New York or any governmental or quasi-governmental agency or department having jurisdiction over the building, with respect to the demised premises only, including, but not limited to, the partitioning, layout, exit signs, telephone communications, fire extinguishers, pressurization, HVAC systems, electrical systems, wiring, conduits, emergency lighting, all systems -- mechanical or otherwise -- and toilets within the Premises. Tenant further acknowledges and agrees that if Landlord shall perform Tenant's installations or alteration work for Tenant pursuant to any work letter agreement or pursuant to Tenant's request, Landlord's sole responsibility with respect thereto shall be limited to the workmanlike manner of such installation or alteration, and Tenant shall be responsible for the legality of any such installation or alteration, i.e., the drawing of plans in compliance with law and the obtaining of all permits relating thereto,


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

including, but not limited to, all necessary approvals and signoffs, and compliance, by work or otherwise, with all laws, requirements and controls in accordance with this Article.

75. ACCESS TO PREMISES

      Tenant understands and agrees that all parts (except surfaces facing the interior of the Premises) of all walls, windows and doors bounding the Premises (including exterior Building walls, core corridor walls, doors and entrances), all balconies, terraces and roofs adjacent to the Premises, all space in or adjacent to the Premises used for shafts, stacks, stairways, chutes, pipes, conduits, ducts, fan rooms, heating, air cooling, plumbing and other mechanical facilities, service closets and other Building facilities are not part of the Premises, and Landlord shall have the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, alteration and repair. After February 1, 2000, or such later date that Tenant occupies the Premises for the operation of its business, Landlord agrees that during the course of any alterations Landlord shall use reasonable efforts to minimize interference with the operation of Tenant's business, provided however that Landlord shall not be obligated to use overtime labor or incur additional costs in connection with such efforts.

76. USE OF PREMISES

      Supplementing Article 2, under no circumstances whatsoever shall the Premises or any part thereof be used: (1) by a foreign or domestic governmental agency; (2) as a betting parlor or gambling casino; (3) by a utility company;
(4) as a restaurant, luncheonette or coffee shop; (5) for the on-premises or off-premises sale of alcoholic beverages or as a catering or events facility;
(6) for the sale of candy or cigarettes; (7) as an amusement arcade or for use of video games, pinball machines or other customer-attracting devices; (8) for the playing of amplified music, for live entertainment, for dancing or as a discotheque or club; (9) for the sale, display or rental of "adult" or pornographic books, magazines or videos; (10) as a medical, psychiatric, abortion, drug or alcohol clinic; (11) for retail, manufacturing or residential use; (12) for a messenger or courier service; (13) as a bank; and/or (14) for any use other than the use set forth in Article 2.

77. SECURITY GUARD, EXCLUSION OF PERSONS FROM PREMISES, AND DELIVERY SYSTEMS

      77.1 Tenant acknowledges that there are no Building personnel who guard or otherwise are stationed in the lobby of the Building. In the event Landlord hereafter employs security guards or a guard service or a concierge (hereinafter, the "Guard") in the Building, Tenant shall pay to Landlord, as Additional Rental, in advance, together with each monthly installment of the Fixed Rental provided for herein, Tenant's Proportionate Share (as defined in
Article 47.5 above) of the reasonable cost of employing the Guard, including, but not limited to, any employee benefits, social security taxes, and other expenses which are incurred by Landlord therefor. Landlord reserves the right
(a) to initially set the number of Guards, the days and hours the Guard is employed, (b) to change, at will, the number of Guards, such hours and days, and
(c) to discontinue the employment of the Guard, all in its sole and absolute discretion. The furnishing of the Guard by Landlord shall not be deemed to impose any obligation on the part of Landlord for the security of the Building, the Premises or the contents of the Premises, and Tenant hereby unconditionally waives any rights or claims against Landlord or Landlord's managing agent by reason of any acts or omissions of the Guard employed.

      77.2 Landlord reserves the right to exclude from all portions of the Building at any time or times during the term hereof, all messengers, couriers and delivery people other than those who are employees of Tenant. In such event Landlord shall accept on behalf of Tenant all deliveries of mail, air courier packages, express packages and other packages sent by similar means (including any hand deliveries of such mail and packages), shall permit messengers and couriers to pick up mail or packages left by Tenant, and shall provide an area to be used for such purposes to which Tenant's employees shall deliver mail and packages to be picked up by others and from which such employees shall pick up and distribute mail and packages to be delivered to Tenant. Tenant shall comply with Landlord's reasonable rules relating to such area and services. Neither Landlord nor Landlord's agents or security personnel shall be liable to Tenant or Tenant's agents, employees, contractors, customers, clients, invitees or licensees or to any other person for damage to mail or


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

packages, or the performance or non-performance by Landlord or any person acting by, through or under the direction of Landlord of the services set forth in this Paragraph (including any liability in respect of the property of such persons), unless due to the negligence or willful misconduct of Landlord or Landlord's agents or security personnel. No representation, guaranty or warranty is made or assurance given that the communications or security systems, devices or procedures which may hereafter be installed in the Building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems or procedure without liability to Tenant.

78. ADDENDUM TO RULES AND REGULATIONS

      The following additional Rules and Regulations are hereby incorporated into and made a part of the Rules and Regulations set forth at the end of the printed form of the Lease:

      78.1 Tenant cannot use any exterior fire exit or stairways for other than emergency purposes. Tenant shall not place anything in or on the fire exits or stairways in the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

      78.2 Notwithstanding anything provided to the contrary in this Lease, Tenant shall not cause any machinery, equipment, sign, banner, or any other thing to protrude from the Premises to the exterior of the Building beyond the horizontal plane of the exterior windows of the Premises or beyond the Premises within the interior of the Building.

79. SCAFFOLDING

      In the event Landlord shall desire (or becomes obligated) to modify portions of the Building or to alter or renovate the same or clean, repair or waterproof the Building's facade (whether at Landlord's option or to comply with law), Landlord may erect scaffolding, "bridges" and other temporary structures to accomplish the same, notwithstanding that such structures may obscure signs or windows forming a part of the Premises, and notwithstanding that access to portions of the Premises may be temporarily diverted or partially obstructed, provided, however, that Landlord agrees to use reasonable efforts to minimize disruption of Tenant's use of or impairment of access to the Premises. Landlord shall not be liable to Tenant or any party claiming through Tenant for loss of business or other consequential damages arising out of any change in the Building or temporary diversion or partial obstruction resulting from such alteration, renovation, repair or cleaning, out of the foregoing structures, or out of any noise, dust and debris from the performance of work in connection therewith, nor out of the disruption of Tenant's business or access to the Premises necessary to perform such repairs, nor shall any matter arising out of any of the foregoing be deemed a breach of Landlord's covenant of quiet enjoyment or entitle Tenant to any abatement of rent.

80. FIRE ALARM AND SPRINKLER SYSTEMS

      80.1 Landlord shall install a skeletal base fire alarm system in the Building in accordance with all applicable laws. It shall be Tenant's responsibility to install the system within the Premises, and to that end, Landlord may either (i) install the fire alarm system within the Premises and Tenant shall be responsible to pay to Landlord as Additional Rental, when billed, the cost to install in the Premises every fire device required by law or the system, including, but not limited to, pull stations, speaker strobes, strobes, smoke detectors, duct detectors, fan shutdowns, water flow switches, warden phones, and door releases, or (ii) elect to have Tenant install the fire alarm system (and every fire device required by law or the system as set forth above) within the Premises at Tenant's sole cost and expense. In addition, Tenant shall be responsible for the cost of any modifications in programming the system or in the command station required as a result of Tenant's particular (as opposed to general office) use or modification of the system within the Premises. Nothing contained herein shall obligate Landlord to install a fire alarm system in the Building unless required by law.

      80.2 Tenant shall install, at its sole cost and expense, all fire exit signs and lights.

      80.3 Tenant shall install all sprinkler heads and otherwise modify the existing sprinkler system within the Premises so as to insure that the sprinkler system within the Premises complies with all governmental code requirements.

      80.4 Tenant shall install, at its sole cost and expense, two (2) smoke purge fans and ducts on each floor within the Premises, the size, type, location and method of installation to be reasonably determined by Landlord, including all electrical hookups and the distribution of electricity from the riser to the fans.

81. AIR CONDITIONING

      81.1 Tenant shall purchase from Landlord's HVAC contractor and install, at Tenant's sole cost and expense, on each floor of the Premises four (4) fifteen
(15) ton air conditioning units. The air conditioning equipment to be installed by Tenant shall include, but not be limited to, compressors, louvers, ductwork, and other equipment and devices of any nature whatsoever as reasonably specified by Landlord in connection with Tenant's air conditioning system.

      81.2 Tenant shall, throughout the term of this Lease, at Tenant's expense, perform, or cause to be performed, ordinary periodic maintenance to its air conditioning units and system. Tenant's obligation to maintain its air conditioning units and system shall include, but not be limited to, the periodic cleaning and/or replacement of filters, replacement of fuses and belts, the calibration of thermostats, and all startup and shutdown maintenance of the units. Such maintenance obligations shall be performed through the term of this Lease, on Tenant's behalf, by a reputable air conditioning maintenance company engaged by Tenant at its expense, and first approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall also be responsible, at Tenant's sole cost and expense, to repair and, if necessary, replace its air conditioning units and system.

      81.3 Tenant shall, at its sole cost and expense, obtain all required permits for the installation and operation of the air conditioning units.

      81.4 Landlord shall notify Tenant of the type, size, location and method of installation of the air conditioning units prior to installation.

      81.5 Landlord shall pay to Tenant within thirty days of billing, or, at Landlord's option, pay to Landlord's HVAC contractor, the cost to purchase eight
(8) fifteen (15) ton air conditioning units approved by Landlord. If Landlord fails timely to pay such costs, Tenant shall have the right to offset such costs against Fixed Rental.

82. NOISE AND NOXIOUS ODORS

      It is understood that it is Tenant's obligation to prevent any undue noise or vibrations from emanating outside the demised premises, and to the extent that any noise or vibration constitutes a nuisance or annoyance to the owner or occupier of any part of the building or any adjacent or neighboring property, it shall be Tenant's obligation to install such insulation and/or sound deadening device to prevent such nuisance or annoyance. Tenant will also prevent the emanation of any odors caused by the operation of Tenant's business at the business to other parts of the building and will, in accordance with code, provide for appropriate ventilation and exhaust of same. Tenant will not permit the entry of any caustic or other materials or fluids utilized in the operation of its business to enter into the building drain systems. Notwithstanding anything to the contrary contained herein, Tenant acknowledges that Landlord has advised Tenant that it may choose to change the use of the building to an office building. If Landlord chooses to change the use of the building to an office building, it is understood that it shall continue to be Tenant's obligation to prevent any undue noise or vibrations from emanating outside the demised premises, and to the extent that any noise or vibration constitutes a nuisance or annoyance to the owner or occupier of any part of the building or any adjacent or neighboring property, it shall be Tenant's obligation to install such insulation and/or sound deadening device to prevent such nuisance or annoyance. Tenant will also prevent the emanation of any odors caused by the operation of Tenant's business at the business to other parts of the building and will, in accordance with code, provide for appropriate ventilation and exhaust of same. Tenant will not permit the entry of any caustic or other materials or fluids utilized in the


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

operation of Tenant's business to enter into the building drain systems. Any breach by Tenant of its obligations under this Article shall be deemed a default of this Lease.

83. BUILDING DIRECTORY

      If, at the request of and as an accommodation to Tenant, Landlord shall place upon the Building's directory board, as Landlord may from time to time maintain in the lobby of the Building, one or more names of persons, firms or corporations other than Tenant, this shall not be deemed to operate as an attornment to Landlord or as a consent by Landlord to an assignment or subletting by Tenant of all or any portion of the Premises to such persons, firms or corporations. Landlord shall provide Tenant with two (2) Building directory listings at no cost to Tenant. If Landlord installs a computer directory in the lobby, Tenant may have up to ten (10) listings.

      Tenant acknowledges that during the course of the lobby renovation there may not be a directory in the lobby of the Building.

      Tenant agrees that Landlord may discontinue use of the U.S. Postal Mailbox in the Building and, if so, Tenant shall enclose so much of the mail chute located within the walls of the Premises.

84. ELECTRICAL SERVICE

      84.1 On the Commencement Date, Landlord shall deliver to the Premises 200 amperes of electrical service at 208 volts. On or before December 15, 1999, Landlord shall make available to Tenant 760 amperes of electrical service at 208 volts for each floor of the Premises. 760 amperes of electrical service shall be brought to a single location on each floor of the Premises, designated by Landlord. Upon receipt of the 760 amperes at 208 volt service, Tenant shall relinquish all right to use the then existing electrical service on the floor. Tenant shall at all times during the term of this Lease keep the now existing electrical service feeder accessible to Landlord for Landlord's sole use.

      84.2 Tenant shall be responsible, at Tenant's sole cost and expense, to distribute each 760 amperes of electrical service at 208 volts from the location designated by Landlord on each floor throughout the Premises, including the bathrooms.

      84.3 Without limiting the provisions of section 66.4 above, Landlord shall have the right to interrupt electrical service to the Premises without liability to Tenant in connection with (a) the installation of increased electrical service to the Building, and (b) the switch from the 200 amperes service to the 760 amperes service, and (c) for any other reason.

85. RIGHT TO INSTALL ANTENNA AND OTHER EQUIPMENT ON ROOF

      85.1 Subject to the following, Tenant may use up to 25 square feet on the top of the Building, if permitted by applicable law, to be designated by Landlord in Landlord's sole discretion, (the "Site") to be used solely for the installation by Tenant at its sole cost and expense, of an antenna and/or satellite dish ("Telecommunication Equipment"), the size and specifications of which shall be subject to Landlord's approval. Landlord's approval of the Telecommunications Equipment shall not be deemed an endorsement of same nor a representation or warranty of any kind. Tenant shall pay to Landlord, for so long as the Telecommunication Equipment is installed, a monthly fair market rental for the use of the space on which the Telecommunications Equipment is installed.

      85.2 The Telecommunication Equipment can be used only by Tenant for the purpose of transmitting its own signals. Tenant may not allow any third party to use the Telecommunications Equipment, nor may Tenant assign or transfer any rights therein, nor create any license for the use thereof nor encumbrance thereof.

      85.3 Prior to the installation of any Telecommunications Equipment on the Site, in order to prevent damage to the roof or the voiding or other problems with the enforcement of the warranty for the roof, Tenant agrees to provide Landlord, for Landlord's prior approval, all plans and specifications for the installation of same and for the installation of any conduit required from the Premises to the Site. If Landlord requires, Tenant will, at Tenant's sole cost and expense, have Landlord's contractor perform any work to the Site that would affect any roof warranty, or have such contractor present while the installation is being done. Once the installation has been made, Tenant will not make any alterations to same without obtaining Landlord's prior written consent. Landlord shall have the right to disapprove any installation or alterations that may adversely affect the roof or void or adversely affect the roof warranty,

      85.4 Tenant shall install the Telecommunications Equipment at the sole cost, expense and risk of Tenant, and shall do so in a good, workmanlike manner and in compliance with all federal, State, and local building, zoning, electric, telecommunications and safety codes, ordinances, standards, regulations, laws and requirements, including, without limitation, those of the Federal Communications Commission ("FCC"). Tenant shall, at its sole cost and expense, obtain any permits, licenses, variances, or other approvals required with respect to the installation of the Telecommunications equipment. Tenant shall deliver true and complete copies thereof to Landlord prior to commencing any installations or alterations.

      85.5 In the event Tenant is granted a frequency from the FCC (or other agency), Tenant will provide Landlord with a copy of same. Tenant may not change the frequency without the consent of Landlord. The use of the Telecommunications Equipment shall not interfere with the frequency of any existing tenants, and Tenant must make its own investigations as to any potential interference. In the event Tenant's use of the Telecommunications Equipment does interfere with the frequency of existing tenants, Tenant will correct same at its sole cost and expense.

      85.6 Tenant shall, in accordance with the provisions of Article 54 above, pay for all electricity consumed in connection with the operation of the Telecommunications Equipment.

      85.7 Landlord shall have the right to enter the Site at any time for any reason.

      85.8 Landlord may, at any time during the term of this Lease, relocate or require the Tenant to relocate, at its sole cost and expense, the Telecommunications Equipment and any wiring to an alternative site on the Building, upon thirty days prior written notice to Tenant.

      85.9 Anything to the contrary contained herein notwithstanding, if, during the term of this Lease, Landlord, in its absolute and sole judgment, believes that Tenant's use of the Site poses a human health or environmental hazard that cannot be remedied within thirty (30) days after written notice thereof, then
(i) Tenant shall immediately cease operation of the offending equipment and (ii) Tenant shall immediately remove, at its sole cost and expense, the offending equipment.

      85.10 Upon the termination of the Lease, Tenant shall remove the Telecommunication Equipment at its sole cost and expense and repair any damage to the Building as a result thereof.

86. TELECOMMUNICATIONS

      Tenant shall have the right to use in common with Landlord and other tenants of the Building, existing risers in the Building for the installation by Tenant at its sole cost and expense, of a voice line and a data line to the Premises in connection with the operation of its business. Tenant shall consult with Landlord in advance of any installation, as to the type of communication service and the method of installation of the lines and to determine which risers are available for such use.

                                    LANDLORD:

                                             406 REALTY LLC

                                             BY: /s/ Johny Melohn
                                                 _______________________________
                                                 Name: Johny Melohn
                                                 Title: Member

                                                 FEDERAL ID NO.:___-________


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

                                     TENANT:

                                           HOTJOBS.COM, LTD.

                                           BY: /s/  Richard S. Johnson
                                               _______________________________
                                               Name: Richard S. Johnson
                                               Title: President, CEO, Chairman

                                               FEDERAL ID NO.: 13-3931821

                                    EXHIBIT A


                             [Intentionally Omitted]

                                    EXHIBIT B
                                TO LEASE BETWEEN
                          406 REALTY LLC, AS LANDLORD,
                           AND HOTJOBS.COM, AS TENANT

                                 LANDLORD'S WORK

1. Install two (2) men's and two (2) women's bathrooms on each of the 8th and 91h Floors, which bathrooms shall comply with all applicable laws, including the Americans With Disabilities Act. Landlord shall have the right, in its sole discretion, to remove the window located in each of the bathrooms located on the east side of the 8th and 9th Floors. If at least one sink and one toilet in one man's and one woman's bathroom on each of the 8th and 9th floors is not in working order before Tenant is ready to move into the Premises for the operation of its business, Landlord shall provide Tenant access to other bathrooms in the Building, until such time as one sink and one toilet in one man's and one woman's bathroom are in working order, which shall be no later than thirty (30) days after Tenant moves into the Premises.

2. Supply and install new thermopane windows. Landlord shall use best efforts to commence the window installation in the Building on the 8th and 9th Floors prior to any other floor in the Building. Landlord shall not be obligated to use overtime labor to install the windows. Accordingly, Tenant shall permit access to the Premises to the window installation contractor during Regular Hours.

3. Landlord has delivered to Tenant an ACP-5. Landlord makes no representation as to the accuracy of any of the representations in the ACP-5, and Landlord shall have no liability for same. Landlord makes no representation as to the existence or nonexistence of asbestos within the Premises.

                                    EXHIBIT C

                     FORM OF UNCONDITIONAL LETTER OF CREDIT

                                                    Issue Date: ________________

BENEFICIARY:

406 Realty LLC
c/o The Expansion Group Inc.
250 West 57th Street
New York, New York 10107

Gentlemen:

We hereby establish our irrevocable standby letter of credit no. _____________ in Beneficiary's favor for the account of HotJobs.Com, ________________________, up to the aggregate total amount of ______________________________ Dollars ($________) (U.S. Dollars only), available by payment, against Beneficiary's sight draft(s) drawn on ____________, accompanied by the following documents:

      A written statement purportedly signed by an authorized representative for the Beneficiary with the following wording: "The undersigned, an authorized signer for the Beneficiary, hereby certifies that HotJobs.Com is in default under the lease agreement dated _________________ between 406 Realty LLC and HotJobs.Com."

      The original of this letter of credit number _________.

Partial drawings under this letter of credit are permitted. We shall, after each presentation of this letter of credit, return the same to you, marking this letter of credit to show the amount paid by us and the date of such payment.

It is a condition of this letter of credit that it shall be automatically extended without amendment for additional periods of one year each from the present or any future expiration date unless at least thirty (30) days prior to such date we shall notify you in writing at the above address by registered mail or courier service that we elect not to renew this letter of credit for such additional period. In the event we shall have so notified you of our election not to so extend and renew this letter of credit, or if Bank of America has not issued a corresponding guaranty or confirmation of this letter of credit, then the available amount of this letter of credit may be drawn upon at any time during the thirty (30) days immediately preceding the then current expiration date of this letter of credit upon the presentation by you of only a sight draft bearing this letter of credit number and the original of this letter of credit. This letter of credit, if automatically extended and renewed, shall continue as set forth herein, except that the expiration date hereof shall be the first anniversary of the then current expiration date of this letter of credit.

This letter of credit may be successively transferred in full (but not in part) by the issuing bank provided that you deliver to us our written full transfer form H-4 (H-4 attached). The original letter of credit, together with all original amendments (if any), must be returned to us with the completed transfer form and payment of our customary charges.

Any draft drawn under this credit must be marked: "Drawn under irrevocable standby letter of credit no. ___________, issued by _______________________."

Unless otherwise expressly stated, this letter of credit is subject to the 1993 revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (publication no. 500).

We hereby engage with you that drafts drawn under and in compliance with the terms of this letter of credit will be duly honored on presentation to us at ____________________________. Attention: Letter of Credit Department, on or before _____________________, the expiration date, or any automatically extended expiration date.

                                                _______________________________
                                                    [Authorized Signature]

                                    EXHIBIT D

                           PHOTOGRAPH OF THE RENDERING

                                [GRAPHIC OMITTED]

                                 406 REALTY LLC
                          C/O THE EXPANSION GROUP, INC.
                              250 WEST 57TH STREET
                            NEW YORK, NEW YORK 10107





                                                               November 12, 1999






Mr. Steve Ellis
Chief Financial Officer
HotJobs.Com, Ltd.
24 West 40th Street, 14th Floor
New York, New York 10018


Dear Mr. Ellis:

Reference is made to the lease ("Lease") to be executed by HotJobs.Com, Ltd. ("HotJobs"), as tenant, with 406 Realty LLC ("406 Realty"), as landlord, for the 8th and 9th Floors at 406 West 31st Street, New York, New York ("Premises"). For ten dollars ($10) and such other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree that the Lease is amended as follows:

(a) HotJobs agrees that 406 Realty shall cause it's contractors to install each of the two smoke purge fans and related ductwork on each floor of the Premises (as set forth in Article 80.4), which installation includes opening the holes in the exterior walls of the Premises and purchasing and installing the four fans and electrical hookups. HotJobs agrees to pay the invoices of the contractors, as Additional Rent, within thirty (30) days of presentations of the invoices.

(b) For the purposes of Article 45.2 of the Lease, the bathrooms shall be deemed substantially complete, notwithstanding that the walls on which windows are located are not tiled or finished, and the ceilings adjacent to the windows will not be finished. 406 Realty shall complete the tiling and finishes and the ceilings when the windows are installed in the bathrooms.

(c) There will be no slopsink on the east side of either floor of the Premises.

(d)      There will be no electrical closet in the Premises.

(e) 406 Realty reserves the right to change the layout and fixture count of the bathrooms located on the east side of each floor of the Premises, provided, however, that there shall be at least two (2) toilets in each bathroom.

(f) The December 15, 1999 date in Articles 45.2.3 and 84 of the Lease are hereby changed to December 25, 1999.

(g) Tenant acknowledges that at Landlord's sole option, Landlord can remove all loading docks and truck bays in the Building and convert the use to any purpose Landlord determines in its sole discretion, including leasing for retail or other use.
         Tenant acknowledges that Tenant has no right to use the same.

(h) Tenant's sole remedy in the event that Landlord and Tenant cannot agree on the fair market rental under Article 85 is to submit the dispute to arbitration pursuant to this paragraph (g). The sole authority of the arbitrators shall be the determination of the fair market rental, it being agreed that the arbitrators shall have no authority to determine any other issue. Tenant hereby waives any right to seek any damages, costs or expenses, or make any claim against Landlord arising from a dispute under Article 85. In connection with any dispute as to the monthly fair market rental in Article 85.1, such dispute shall be settled and finally determined by arbitration in the City of New York in accordance with the following provisions of this Article. Within five (5) business days next following the giving of any notice by Tenant to Landlord stating that it wishes such dispute to be so determined, which notice shall be given by Tenant within seven (7) days after Tenant is notified of Landlord's determination of fair market rental, Landlord and Tenant shall each give notice to the other setting forth the name and address of an arbitrator designated by the party giving such notice. If either party shall fail to give notice of such designation within said five (5) business days, then the arbitrator chosen by the other side shall make the determination alone. The two arbitrators shall designate a third arbitrator. If the two arbitrators shall fail to agree upon the designation of a third arbitrator within five (5) business days after the designation of the second arbitrator, then either party may apply to the Supreme Court of the State of New York, New York County, or to any other court having jurisdiction, for the designation of such arbitrator. All arbitrators shall be persons who shall have had at least ten (10) years' continuous experience in the business of appraising or managing real estate or acting as real estate agents or brokers in the borough of Manhattan. The three arbitrators shall conduct such hearings as they deem appropriate, making their determination in writing of the fair market rental for the balance of the lease term. The three arbitrators shall give notice to the Landlord and Tenant of their determination as soon as practicable, and if possible, within seven (7) business days after the designation of the third arbitrator; the concurrence of any two of said arbitrators shall be binding upon Landlord and Tenant, or, in the event no two of the arbitrators shall render a concurrent determination, then the determination of the third arbitrator designated pursuant to this Article shall be final and binding upon Landlord and Tenant, whether or not a judgment shall be entered in any court. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article, including the expenses and fees of any arbitrator selected by it in accordance with the provisions of this Article, and the parties shall otherwise share all other expenses and fees of any such arbitration. The arbitrators shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions. The provisions of this article shall only be applicable in the event of the circumstances described in the first sentence hereof.

(i)      Tenant agrees that Article 86 of the Lease is amended as follows:
         "Tenant's voice and data lines shall be used exclusively by Tenant in connection with the operation of its business."

(j)      The Commencement date of the Lease is November 11, 1999.

(k)      Faxed signatures shall be the equivalent of original signatures.

                                           Very truly yours,

                                           406 REALTY LLC


                                           By:  /s/ Johny Melohn
                                                -------------------------
                                                Name:  Johny Melohn
                                                Title:  Member

AGREED TO AND ACCEPTED BY
HOTJOBS.COM, LTD.


By:  /s/ Stephen W. Ellis
     ----------------------------
     Name:  Stephen W. Ellis
     Title:  Chief Financial Officer